Certain portions of this exhibit have been excluded because the information is both (i) not material and (ii) the type that the registrant customarily and actually treats as private or confidential. Omitted information has been noted in this document with a placeholder identified by the mark "[***]".

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of September 19, 2025, is by and between Flora Growth Corp, a corporation organized under the laws of the Province of Ontario, Canada (the "Company"), and each investor identified on the signature pages hereto (each, including its successors and assigns, the "Investors" and together with the Company, the "Parties" and each a "Party"). Capitalized terms used and not otherwise defined herein that are defined in the Notes (as defined below) shall have the meanings given to such terms in the Notes.

RECITALS

A. The Company and each of the Investors is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the "1933 Act"), and/or Rule 506(b) promulgated thereunder.

B. The Company has authorized the issuance to each of the Investors of (i) convertible notes of the Company, substantially in the form attached hereto as Exhibit A (each, a "Note" and, collectively, the "Notes"), which Notes shall be convertible into shares in the capital of the Company, no par value per share (the "Common Shares") (the Common Shares issuable pursuant to the terms of the Note, including, without limitation, upon conversion or otherwise, collectively, the "Conversion Shares"), in accordance with the terms of the Note.

C. The Investors wish to purchase, and the Company wishes to sell, at the Closing (as defined below) the Notes, upon the terms and conditions stated in this Agreement and the Notes.

D. The Notes and the Conversion Shares are collectively referred to herein as the "Securities."

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Investor, severally and not jointly hereby agree as follows:

1. PURCHASE AND SALE OF NOTES.

(a) Purchase of Notes. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Investor, and each Investor, jointly and not severally, agrees to purchase from the Company on the Closing Date (as defined below) a Note in the original principal amount as set forth on such Investor's signature page hereto (the "Closing").

(b) Closing Date. The date and time of the Closing (the "Closing Date") shall be no later than the fifth (5th) Business Day on which the conditions to the Closing set forth in Sections 6 and 7 below are satisfied or waived (or such other date as is mutually agreed to by the Company and each Investor). As used herein "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(c) Payment. At the Closing, (i) each Investor, severally and not jointly, shall pay to the Company the amount for the Note as set forth on such Investor's signature page hereto (the "Purchase Price"), such payment to be denominated in Solana ("SOL") and made in accordance with Section 1(d), and (ii) the Company shall deliver to each Investor a Note in the aggregate original principal amount as set forth on such Investor's signature page hereto.

(d) Form of Payment. The Company and each Investor agree and acknowledge that the Purchase Price for each Note shall be paid as follows: not later than 2:00 p.m. (Eastern Time) on the Closing Date (or such other date and time as shall be mutually agreeable to the Company and the Investor), the Investor shall transfer a portion of its ownership interest in Galaxy Digital Locked Solana Series I, a series of Galaxy Digital Crypto Vol Fund LLC (the "Fund"), representing the fixed quantity of SOL set forth on such Investor's signature page (such ownership interest, the "Contributed SOL") to the Company, or its designee acting solely in its capacity as custodian.  In connection therewith, the Company shall duly execute and deliver such transfer documentation as shall be required by the Holder and the Galaxy Fund in order to effect such transfer.

(e) Use of Proceeds. The Company covenants and agrees that it shall use the proceeds of the sale of the Notes hereunder to invest in digital asset treasury strategies, as determined from time to time by mutual consent of the Company and Investors, subject to Section 11(i) of the Notes.

2. INVESTOR REPRESENTATIONS AND WARRANTIES.

Each Investor, severally and not jointly, represents and warrants to the Company that, as of the date hereof and as of the Closing Date:

(a) Organization; Authority. Such Investor is either an individual or an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b) No Public Sale or Distribution. Each Investor (i) is acquiring its Note and (ii) upon conversion of such Note will acquire the Conversion Shares issuable upon conversion thereof, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the 1933 Act. Such Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities in violation of applicable securities laws. For purposes of this Agreement, "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity (as defined below) or any department or agency thereof.

(c) Reliance on Exemptions. Each Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and Canadian securities laws and that the Company is relying in part upon the truth and accuracy of, and each Investor's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Securities.

(d) Information. Each Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Investor. Each Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives shall modify, amend or affect such Investor's right to rely on the Company's representations and warranties contained herein. Each Investor understands that its investment in the Securities involves a high degree of risk. Each Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e) No Governmental Review. Each Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f) Transfer or Resale. Each Investor understands that: (i) the Securities have not been and, except as contemplated in Section 5(c), are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) each Investor shall have delivered to the Company (if requested by the Company) an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) each Investor provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) (collectively, "Rule 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the United States Securities and Exchange Commission (the "SEC") promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(g) Validity; Enforcement. This Agreement and the Transaction Documents to which each Investor is a party have been duly and validly authorized, executed and delivered on behalf of each Investor and shall constitute the legal, valid and binding obligations of each Investor enforceable against each Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(h) No Conflicts. The execution, delivery and performance by each Investor of this Agreement and the Transaction Documents to which each Investor is a party and the consummation by each Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of each Investor, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which each Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to each Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of each Investor to perform its obligations hereunder.

(i) Foreign Person. If any Investor is not a United States person (as defined by Section 7701(a)(30) of the Code), each Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Such Investor's subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of such Investor's jurisdiction.

(j) Residence. The office or offices of such Investor in which it has its principal place of business is identified in the address or addresses of such Investor set forth on such Investor's signature page or otherwise has been provided to the Company.

(k) Investor Status. At the time such Investor was offered the Securities, it was, and as of the date hereof it is, and on each date on which it converts any portion of the Notes, it will be either (i) an "accredited investor" within the meaning of Rule 501(a) under Regulation D promulgated pursuant to the 1933 Act (a "U.S. Accredited Investor"), (ii) a "qualified institutional buyer" as defined in Rule 144A(a) under the 1933 Act that is also a U.S. Accredited Investor or (iii) a person that is (A) not a "U.S. person" (as defined in Rule 902(k) of Regulation S under the 1933 Act), (B) not a person in the United States, (C) made its investment decision with respect to the Securities outside of the United States, (D) signed this Agreement outside of the United States and (E) did not make its investment decision with respect to the Securities as a result of any "directed selling efforts" (as defined in Rule 902(c) of Regulation S under the 1933 Act). The Investor further represents and warrants that (x) it is capable of evaluating the merits and risk of such investment, and (y) that it has not been organized for the purpose of acquiring the Securities and is an "institutional account" as defined by FINRA Rule 4512(c).

(l) No Disqualification Events. To the extent the Investor is one of the covered persons identified in Rule 506(d)(1), the Investor represents that no Disqualification Event (as defined below) is applicable to the Investor or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. The Investor hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to the Investor or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section, "Rule 506(d) Related Party" means a person or entity that is a beneficial owner of the Investor's securities for purposes of Rule 506(d) of the 1933 Act.

(m) No General Solicitation. Such Investor is not, to such Investor's knowledge, purchasing the Securities as a result of any form of general solicitation or general advertising (within the meaning of Regulation D of the 1933 Act) including an advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio presented at any seminar.

(n) Marketable Title to SOL. With respect to the Contributed SOL delivered as consideration, Investor is the sole owner of the entire right, title and interest in and to, or has a valid exclusive license or other sufficient exclusive legal right under, the Contributed SOL. The Investor has made no prior transfer of the Contributed SOL or of any interest therein. Investor has good and marketable title to the Contributed SOL, free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. The Contributed SOL are fully vested and, except for any restrictions imposed by the Fund, are not subject to any restrictions on transfer by Investor that may otherwise bind the Investor.

(o) Shareholder Approval. Investor understands and acknowledges that no Conversion Shares can be issued unless and until the Company obtains approval from its shareholders to issue the Conversion Shares in accordance with Rule 5635(d) of the Listing Rules of the Nasdaq Stock Market (the "Shareholder Approval").

(p) No Other Representations or Warranties. Except for the representations and warranties contained in the Transaction Documents and in Section 3 of this Agreement, neither the Company, nor any Person on behalf of the Company, has made, and such Investor has not relied on, any other representation and warranty, express or implied, relating to the Company, its Subsidiaries, the business of the Company or otherwise in connection with the transactions contemplated by this Agreement or the results of operations or financial condition of the Company, including any representations or warranties as to the future sales, revenue, profitability or success of the business, or any representations or warranties arising from statute or otherwise, from a course of dealing or usage of trade.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Investor that the following representations are true and correct as of the date hereof and as of the Closing Date, except as set forth in the disclosure schedules attached to this Agreement (the "Disclosure Schedules"), which disclosure schedules shall be deemed a part hereof and shall qualify any representation made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, as of the date hereof and as of the Closing Date. As used herein, the phrase "to the Company's knowledge" shall mean the actual knowledge of any executive officer of the Company as of such time of determination.

(a) Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, "Material Adverse Effect" means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into in connection herewith or therewith or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents (as defined below). Other than as set forth in Section 3(a) of the Disclosure Schedules, the Company has no Subsidiaries. "Subsidiaries" means any Person in which the Company, directly or indirectly, (I) owns any of the outstanding shares or holds any equity or similar interest of such Person or (II) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a "Subsidiary."

(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities, subject to the Shareholder Approval (as defined above) with respect to the Conversion Shares, in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Note, and the reservation for issuance and issuance of the Conversion Shares issuable upon conversion of the Note have been duly authorized by the Company's board of directors and (other than the filing of a notice of listing of additional shares with Nasdaq Stock Market LLC, and any filing(s) required by applicable state "blue sky" securities laws, rules and regulations and Canadian securities laws (together the "Securities Filings")) no further filing, consent or authorization is required by the Company, its board of directors or its shareholders. This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law and except as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. "Transaction Documents" means, collectively, this Agreement, the Notes and each of the other agreements and instruments entered into or delivered by any of the Parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(c) Issuance of Securities. The issuance of each Note at the Closing is duly authorized and upon issuance in accordance with the terms of the Transaction Documents shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively "Liens") with respect to the issuance thereof. Upon issuance or conversion in accordance with the Notes, the Conversion Shares, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Shares. Subject to the accuracy of the representations and warranties of each Investor in this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act and from Canadian prospectus requirements.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the Conversion Shares and the reservation for issuance of the Conversion Shares) will not (i) result in a violation of the Company's articles of incorporation, as amended to date (the "Articles"), the Company's bylaws (the "Bylaws" and, together with the Articles, the "Organizational Documents"), or any shares or other securities of the Company, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and Canadian securities laws) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(e) Consents. Assuming the accuracy of the representations made by each Investor in Section 2, the Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the Securities Filings), any Governmental Entity or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. "Governmental Entity" means any nation, state, provincial, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

(f) No Integrated Offering. Except as set forth in Section 3(f) of the Disclosure Schedules, none of the Company, its Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of shareholders of the Company for purposes of the 1933 Act or under any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. Except as set forth in Section 3(f) of the Disclosure Schedules, none of the Company, its Subsidiaries, their affiliates nor any Person acting on their behalf have taken any action or steps that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

(g) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested shareholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement), shareholder rights plan or other similar anti-takeover provision under the Articles, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and any Investor's ownership of the Securities. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Shares or a change in control of the Company.

(h) Material Liabilities; Financial Information. The Company has no liabilities or obligations, absolute or contingent (individually or in the aggregate), except obligations under contracts made in the ordinary course of business that as of the date of this Agreement would not be required to be reflected in financial statements prepared in accordance with generally accepted accounting principles as applied in the United States, consistently applied for the periods covered thereby ("GAAP"). The Financial Statements (as defined below) fairly present in all material respects the financial position of the Company at the respective dates thereof. The Company is not currently contemplating to amend or restate any of the Financial Statements, nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with GAAP. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

(i) Financial Statements. The Company has delivered to each Investor its audited financial statements (including balance sheet, income statement and statement of cash flows) as of and for the fiscal year ended December 31, 2024 and its unaudited financial statements (including balance sheet, income statement and statement of cash flows) as of and for the fiscal quarter ended June 30, 2025 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by GAAP. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

(j) No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist based on events or circumstances that have occurred on or prior to the date hereof with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 or Form S-3 filed with the SEC relating to an issuance and sale by the Company of its Common Shares and which has not been publicly announced or (ii) could reasonably be expected to have a Material Adverse Effect.

(k) Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in material violation of any term of or in default under its Articles or Bylaws or their organizational charter, certificate of formation, memorandum of association, articles of association, or certificate of incorporation or bylaws or any of its indebtedness, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

(l) Capitalization. The Company's disclosure of its authorized, issued and outstanding Common Shares in the SEC Reports containing such disclosure was accurate in all material respects as of the date indicated in such SEC Reports. Except as disclosed in the SEC Reports, the Company has not issued any Common Shares since its most recently filed periodic report under the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Company does not have any share appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement that is not otherwise disclosed in the SEC Reports. All of the issued and outstanding Common Shares are duly authorized, validly issued, fully paid and nonassessable and were offered, sold and issued in compliance with all applicable foreign, federal, state and provincial securities laws. None of the issued and outstanding Common Shares were issued in violation of any preemptive or other similar rights of any securityholder of the Company which have not been waived, and such shares were issued in compliance in all material respects with applicable state, federal and provincial securities law and any rights of third parties.

(m) Litigation. Except as disclosed in the SEC Reports and as set forth in Section 3(m) of the Disclosure Schedules, there is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company or its Subsidiaries that questions the validity of this Agreement or the Notes, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated thereunder, or which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect, nor are there any orders, writs, injunctions, judgments or decrees outstanding of any court or government agency or instrumentality and binding upon the Company or any of its Subsidiaries that have had or would reasonably be expected to have a Material Adverse Effect, nor is the Company or the Subsidiary aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's or the Subsidiary's employees, their use in connection with the Company's or the Subsidiary's business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers. Neither the Company nor the Subsidiary is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. Except as set forth in Section 3(m) of the Disclosure Schedules, there is no action, suit, proceeding or investigation by the Company or the Subsidiary currently pending or that the Company intends to initiate. Neither the Company nor any Subsidiary, nor to the knowledge of the Company, any director or officer of the Company or any Subsidiary, is, or within the last five (5) years has been, the subject of any action involving a claim of violation of or liability under federal or state securities laws relating to the Company or such Subsidiary or a claim of breach of fiduciary duty relating to the Company or such Subsidiary.

(n) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its filings under the 1934 Act and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(o) No Additional Agreements. The Company does not have any agreement or understanding with any Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(p) SEC Reports; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the 1933 Act and the 1934 Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the "SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the 1933 Act and the 1934 Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Company has never been an issuer subject to Rule 144(i) under the 1933 Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(q) Private Placement. Assuming the accuracy of each Investor's representations and warranties set forth in Section 2, no registration under the 1933 Act or prospectus under Canadian securities laws is required for the offer and sale of the Securities by the Company to each Investor as contemplated hereby. Subject to Shareholder Approval, the issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(r) Investment Company. The Company believes it is not, and is not an affiliate of, and immediately after receipt of payment for the Securities, does not expect to be or be an affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

(s) Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents (including the use of proceeds of the Notes), the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Investors or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information for purposes of U.S. federal securities laws or applicable Canadian securities laws.  The Company understands and confirms that the Investors will rely on the foregoing representation in effecting transactions in securities of the Company.  All of the disclosure furnished by or on behalf of the Company to the Investors regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(t) Solvency.  Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company's assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company's assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(u)  No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising (within the meaning of Regulation D of the 1933 Act). The Company has offered the Securities for sale only to the Investors and certain other "accredited investors" within the meaning of Rule 501 under the 1933 Act. Assuming the accuracy of the representations and warranties of the Investors set forth in Section 2 of this Agreement, neither the Company nor any of its affiliates, its Subsidiaries nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated thereunder for the exemption from registration for the transactions contemplated hereby.

(v) No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506(b) under the 1933 Act, none of the Company, any of its predecessors, any Affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of twenty percent (20%) or more of the Company's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an "Issuer Covered Person" and, together, "Issuer Covered Persons") is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Investors a copy of any disclosures provided thereunder. The Company will notify each Investor in writing prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, reasonably be expected to become a Disqualification Event relating to any Issuer Covered Person.

(w) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other Person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any Person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act.

(x) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(y) Absence of Certain Changes. Since December 31, 2024, (a) the Company has conducted its business only in the ordinary course of business; (b) there have been no material transactions entered into by the Company or any of its Subsidiaries (except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto) that have not been disclosed in the SEC Reports; (c) there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries that has not been disclosed in the SEC Reports; (d) there has been no material change to any material contract or arrangement by which the Company or any of its Subsidiaries is bound or to which any of its assets or properties is subject has been entered into that has not been disclosed in the SEC Reports; and (e) there has not been any other event or condition of any character that has had or would reasonably be expected to have a Material Adverse Effect. Since December 31, 2024, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Except as disclosed in the Disclosure Schedules, neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

(z) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports and as set forth in Section 3(z) of the Disclosure Schedules, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, shareholder, member or partner, in each case in excess of US$120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(aa) Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are, and since January 1, 2024, have been in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 and any and all applicable rules and regulations promulgated by the Commission. The Company and the Subsidiaries maintain internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15(d)-15(f) under the 1934 Act) that is designed to comply with the requirements of the 1934 Act and Canadian securities laws that are applicable to the Company and effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements, and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established and maintained disclosure controls and procedures (as defined in 1934 Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information (both financial and non-financial) required to be disclosed by the Company in the reports it files or submits under the 1934 Act, or applicable Canadian securities laws, is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms and under applicable Canadian securities laws. The Company's certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic annual report under the 1934 Act (such date, the "Evaluation Date"). The Company presented in its most recently filed periodic annual report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the 1934 Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(bb) Listing and Maintenance Requirements. The Common Shares are registered pursuant to Section 12(b) of the 1934 Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Shares under the 1934 Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The issued and outstanding Common Shares are listed for trading on the Principal Market under the symbol "FLGC". Except as set forth in the SEC Reports or Section 3(bb) of the Disclosure Schedules, the Company has not in the twelve (12) months preceding the date hereof received notice from the Principal Market or any other Trading Market on which Common Shares are or have been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Principal Market or other Trading Market. "Trading Market" means any of the following markets or exchanges on which the Common Shares is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing). Except as set forth in the SEC Reports or Section 3(bb) of the Disclosure Schedules, the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Shares are currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(cc) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim. No audits, examinations, or other proceedings with respect to any material amounts of Taxes of the Company and its Subsidiaries are presently in progress or have been asserted or proposed in writing without subsequently being paid, settled or withdrawn.  There are no liens on any of the assets of the Company.  At all times since inception, the Company has been and continues to be classified as a corporation for U.S. federal income tax purposes.  Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)-2 during the period specified in Code Section 897(c)(1)(A)(ii).

(dd) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company's ability to perform any of its obligations under any of the Transaction Documents.

(ee) Acknowledgment Regarding Investors' Purchase of Securities. The Company acknowledges and agrees that the Investors are acting solely in the capacity of an arm's length Investor with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Investor or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Investors' purchase of the Securities. The Company further represents to the Investors that the Company's decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ff) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company's knowledge, any director, officer, agent, employee or Affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(gg) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable U.S. and foreign financial record-keeping and reporting requirements, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the "Money Laundering Laws"), and no Action (as defined below), suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(hh) Registration Rights. Except as set forth in the Transaction Agreements or as disclosed in the SEC Reports, the Company is presently not under any obligation, and has not granted any rights, to register under the 1933 Act, or Canadian securities laws, any of the Company's presently outstanding securities or any of its securities that may hereafter be issued, other than such rights and obligations that have expired or been satisfied or waived.

(ii) Price Stabilization of Common Shares.  The Company has not taken, nor will it take, directly or indirectly, any action designed to stabilize or manipulate the price of the Common Shares to facilitate the sale or resale of the Conversion Shares.

(jj) Environmental Laws.  The Company and its Subsidiaries (i) are in compliance with all federal, state, provincial, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder ("Environmental Laws"); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(kk) Title.  Each of the Company and its Subsidiaries has good and marketable title to all personal property owned by it that is material to the business of the Company, free and clear of all liens, encumbrances and defects except such as do not materially and adversely affect the value of such property and do not materially and adversely interfere with the use made and proposed to be made of such property by the Company or its Subsidiaries, as the case may be.  Any real property and buildings held under lease by the Company or its Subsidiaries is held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or its Subsidiaries, as the case may be.  The Company does not own any real property.

(ll) Insurance.  The Company carries or is entitled to the benefits of insurance in such amounts and covering such risks that is customary for comparably situated companies and is adequate for the conduct of its business and the value of its real and personal properties (owned or leased) and tangible assets, and each of such insurance policies is in full force and effect and the Company is in compliance in all material respects with the terms of such insurance policies.  Other than customary end-of-policy notifications from insurance carriers, since January 1, 2025, the Company has not received any notice or other communication regarding any actual or possible: (i) cancellation or invalidation of any material insurance policy or (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy.

(mm) Cybersecurity. (i) (a) There has been no security breach or other compromise of or relating to any of the Company's or any Subsidiary's information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, "IT Systems and Data") and (b) the Company and the Subsidiaries have not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data; (ii) the Company and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except, in the case of clauses (i) and (ii) herein, as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) the Company and the Subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) the Company and the Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

(nn) Compliance with Data Privacy Laws. The Company and its Subsidiaries are, and at all prior times were, in material compliance with all applicable state, provincial, federal and foreign data privacy and security laws and regulations regarding the collection, use, storage, retention, disclosure, transfer, disposal, or any other processing (collectively "Process" or "Processing") of Personal Data, including without limitation HIPAA, the EU General Data Protection Regulation ("GDPR") (Regulation (EU) No. 2016/679), all other local, state, provincial, federal, national, supranational and foreign laws relating to the regulation of the Company or its Subsidiaries, and the regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof (collectively, the "Privacy Laws"). To ensure material compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take all appropriate steps necessary to ensure compliance in all material respects with their policies and procedures relating to data privacy and security, and the Processing of Personal Data and Confidential Data (the "Privacy Statements"). The Company and its Subsidiaries have, except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, at all times since inception provided accurate notice of their Privacy Statements then in effect to its customers, employees, third party vendors and representatives. None of such disclosures made or contained in any Privacy Statements have been materially inaccurate, misleading, incomplete, or in material violation of any Privacy Laws.

(oo) Compliance with Canadian Securities Laws. The Company is a "reporting issuer" under the applicable securities laws of British Columbia and Alberta and the Company is not in default of any of the material requirements of the applicable securities laws of those jurisdictions.

4. COVENANTS.

(a) Commercially Reasonable Efforts. The Company and each Investor shall each use commercially reasonable efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in this Agreement.

(b) Books and Records. The Company will keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and its Subsidiaries in accordance with GAAP.

(c) Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no affiliate of the Company shall, sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that will be integrated with the offer or sale of the Securities (1) in a manner that would require the registration under the 1933 Act of the sale of the Securities to the Investor or (2) for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

(d) Available Shares. The Company shall at all times keep authorized and available for issuance, free of preemptive rights, the minimum number of Common Shares potentially issuable in the future at the conversion price in effect on such date pursuant to the Transaction Documents, including any Conversion Shares issuable upon conversion in full of all Notes at the conversion price in effect on such date. If the Company determines at any time that it does not have a sufficient number of authorized Common Shares to keep available for issuance as described in this Section 4, the Company shall use all commercially reasonable efforts to increase the number of authorized Common Shares by seeking approval from its shareholders for the authorization of such additional shares.  The Company's obligations under this Section 4(d) shall be in addition to, and not in limitation of, the Company's obligations under Section 9 of the Notes.

(e) Securities Laws Disclosure; Publicity. The Company shall, within the required timelines, file a Current Report on Form 8-K report or other public disclosure disclosing the material terms of the transactions contemplated hereby and including this Agreement as an exhibit thereto. Each Investor will promptly provide any information reasonably requested by the Company or any of its affiliates for any regulatory application or filing made or to be made or approval sought in connection with the transactions contemplated by this Agreement (including filings with the SEC).

(f) Conversion and Exercise Procedures. The form of Conversion Notice (as defined in the Note) included in the Note and Section 2 of the Note set forth the totality of the procedures required of the Investor in order to convert the Note. The Company shall honor conversions of the Note and shall deliver the Conversion Shares in accordance with the terms, conditions and time periods set forth in the Note.

(g) Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 4(e), the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Investor or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Investor shall have consented in writing to the receipt of such information and agreed in writing with the Company to keep such information confidential. The Company understands and confirms that each Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or affiliates delivers any material, non-public information to an Investor without such Investor's consent, the Company hereby covenants and agrees that such Investor shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, employees, affiliates or agents, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, not to trade on the basis of, such material, non-public information, provided that the Investor shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously with the delivery of such notice file such notice with the SEC pursuant to a Current Report on Form 8-K and complete any required filings under applicable Canadian securities laws. The Company understands and confirms that each Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

(h) Listing of Common Shares. The Company hereby agrees to use commercially reasonable efforts to maintain the listing or quotation of the Common Shares on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the Conversion Shares on such Trading Market and promptly secure the listing of all of the Conversion Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Shares traded on any other Trading Market, it will then include in such application all of the Conversion Shares and will take such other action as is necessary to cause all of the Conversion Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Shares on a Trading Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Shares for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

(i) Shareholder Approval. The Company shall solicit the Shareholder Approval from each shareholder entitled to vote at a special or annual meeting of shareholders of the Company (the "Shareholder Meeting"). In connection with the Shareholder Meeting, the Company shall file a preliminary proxy statement seeking Shareholder Approval with the SEC no later than October 24, 2025, (x) if there is no SEC review of the preliminary proxy statement, to use commercially reasonable efforts to file the definitive proxy statement related thereto no later than November 10, 2025 and (y) if there is no SEC review of the preliminary proxy statement, to use commercially reasonable efforts to hold the Shareholder Meeting not later than January 9, 2026 (the "Shareholder Meeting Deadline"). If, despite the Company's commercially reasonable efforts, the Shareholder Approval is not obtained on or prior to the Shareholder Meeting Deadline, the Company shall cause an additional Shareholder Meeting to be held as soon as reasonably practicable. If, despite the Company's commercially reasonable efforts the Shareholder Approval is not obtained after such subsequent shareholder meeting, the Company shall cause an additional Shareholder Meeting to be held quarterly thereafter until such Shareholder Approval is obtained.

(j) Furnishing of Information; Public Information. While any Investor holds Securities, the Company covenants to maintain the registration of the Common Shares under Section 12(b) or 12(g) of the 1934 Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the 1934 Act. At any time during the period commencing from the six (6) month anniversary of the date of this Agreement and ending at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a "Public Information Failure") then, in addition to such Investor's other available remedies, upon election of the Investor and notice to the Company, the Company shall pay to an Investor, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to one percent (1.0%) of the aggregate Purchase Price of such Investor's Securities on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty (30) days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Investors to transfer the Conversion Shares pursuant to Rule 144.  The payments to which an Investor shall be entitled upon election pursuant to this Section 4(j) are referred to herein as "Public Information Failure Payments."  Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Trading Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of one percent (1.0%) per month (prorated for partial months) until paid in full.  Nothing herein shall limit such Investor's right to pursue actual damages for the Public Information Failure, and such Investor shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(k) Indemnification of Investors. Subject to the provisions of this Section 4(k), the Company will indemnify and hold the Investors and their directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Investor (within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, an "Investor Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation that any the Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any demand, , action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any governmental entity or any arbitration or mediation tribunal instituted against the Investor Parties in any capacity, or any of them or their respective affiliates, by any shareholder of the Company who is not an affiliate of the Investor Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such Action is solely based upon a material breach of the Investor Party's representations, warranties or covenants under the Transaction Documents or any agreements or understandings the Investor Party may have with any such shareholder or any violations by the Investor Party of state or federal securities laws or any conduct by the Investor Party which constitutes fraud, gross negligence or willful misconduct). If any Action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, the Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Investor Party. Any Investor Party shall have the right to employ separate counsel in any such Action and participate in the defense thereof, but the reasonable fees and expenses of such counsel shall be at the expense of the Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such Action there is, in the reasonable opinion of Investors' counsel, a material conflict on any material issue between the position of the Company and the position of the Investor Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Investor Party under this Agreement (y) for any settlement by an Investor Party effected without the Company's prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Investor Party's breach of any of the representations, warranties, covenants or agreements made by the Investor Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4(k) shall be made by advancement of periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Investor Party against the Company or others and any liabilities the Company may be subject to pursuant to law; provided, however, that no Investor shall be entitled to any double recovery of damages as a result of the exercise of any other such right.

(l) Form D; Report of Exempt Distribution; Blue Sky Filings. The Company agrees to (i) timely file a Form D with respect to the Securities, to the extent required under Regulation D, and to provide a copy thereof, promptly upon request of any Investor, and (ii) deliver and file the applicable report of exempt distribution in Form 45-106F1 - Report of Exempt Distribution, if and as applicable, with the applicable securities regulatory authorities in Canada. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Investors at the Closing under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Investor.

(m) Restructure of Terms. In the event any changes in the terms of this Agreement or the Securities are required by a Trading Market, the Investors, in their sole discretion, may opt to terminate this Agreement or proceed with such terms as necessary to obtain all required approvals.

5. REGISTER; LEGENDS.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes in which the Company shall record the name and address of the Person in whose name the have been issued (including the name and address of each transferee), the principal amount of the Notes held by such Person, and the number of Conversion Shares issuable pursuant to the terms of the Notes.

(b) Legends. The Investor understands that the Securities have been issued (or will be issued in the case of the Conversion Shares) pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws and an exemption from the prospectus requirement under Canadian securities laws, and except as set forth below, the Securities shall bear any legend as required by the "blue sky" laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such share certificates):

[NEITHER] THIS SECURITY [NOR THE SECURITIES ISSUABLE UPON THE CONVERSION OF THIS SECURITY IS] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND THIS SECURITY WAS ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND SIMILAR EXEMPTIONS UNDER APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE DISTRIBUTION DATE].

(c) Registration Rights.

(i) The Company shall file a resale registration statement on Form S-3 (or, if Form S-3 is not then available to the Company, such other form as is then available to register the resale of the Registrable Securities (as defined below)) relating to the resale by each Investor of the Conversion Shares and any other Common Shares held by such Investor or any of its affiliates, and any Common Shares issued or issuable with respect to the foregoing as a result of any stock split or subdivision, stock dividend, recapitalization, exchange or similar event  (collectively, the "Registrable Securities") (the "Registration Statement"), no later than thirty (30) calendar days following the date of the Shareholder Approval (the "Filing Date") and to use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practicable following its filing, but in any event no later than thirty (30) calendar days following the Filing Date (the "Effectiveness Date"). If the SEC notifies the Company that it will not review the Registration Statement or has no comments thereto, the Company shall cause the Registration Statement to be declared effective no later than five (5) Business Days after the date on which the Company receives such notification from the SEC. In the event the Company files a Registration Statement on Form S-1, the Company shall use its commercially reasonable efforts to convert the Registration Statement on Form S-1 to a Registration Statement on Form S-3 as soon as practicable after the Company is eligible to use Form S-3. The Company shall maintain a Registration Statement in accordance with the terms hereof, and shall use commercially reasonable efforts to prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep a Registration Statement continuously effective, available for use to permit the Investors named therein to sell their Conversion Shares included therein and in compliance with the provisions of the 1933 Act until such time as there are no longer any Conversion Shares outstanding. The Company shall qualify or register such securities under applicable blue sky laws in such jurisdictions as reasonably requested by the Investors; provided, however, that the Company shall not be required to qualify to do business, subject itself to general service of process, or become subject to taxation in any such jurisdiction. The Company shall bear all expenses related to the filing, registration, and effectiveness of the Registration Statement, other than underwriting discounts and commissions applicable to the resale of such securities by the Investors.

(ii) If (i) the Registration Statement is not filed with the SEC on or before the Filing Date, (ii) the Registration Statement has not been declared effective by the SEC on or before the Effectiveness Date, except to the extent such failure to cause the Registration Statement to be declared effective is due solely to a delay in the SEC's review process, provided that the Company has (A) promptly and fully responded to all comments received from the SEC (and in any event as promptly as reasonably practicable, but no later than five (5) Business Days after receipt of such comments unless responding within such period is not reasonably practicable, in which case the Company shall respond as soon as reasonably practicable thereafter) and (B) otherwise used its commercially reasonable efforts to resolve any comments as promptly as practicable, or (iii) after the Registration Statement has been declared effective, it ceases to remain continuously effective, or the Investors are otherwise unable to use the prospectus included therein to resell the Conversion Shares for any period of more than fifteen (15) consecutive calendar days or more than an aggregate of thirty (30) calendar days (whether or not consecutive) during any twelve (12)-month period (each, an "Event", and the date on which such Event occurs, the "Event Date"), then, in addition to any other rights available to the Investors, the Company shall pay to each Investor, as partial liquidated damages and not as a penalty, an amount in cash equal to one-and-a-half (1.5%) of the Purchase Price paid by such Investor for each thirty (30)-day period (pro-rated for partial periods) that any such Event remains uncured. Liquidated damages shall accrue and be payable on a daily basis, without the need for any demand or notice by the Investors. If the Company fails to make any payment pursuant to this Section 5(c)(ii) when due, the Company shall pay interest on such overdue amounts at a rate of eighteen percent (18%) per annum (or, if lower, the maximum amount permitted by applicable law), accruing daily from the date due until paid in full. The obligations set forth in this Section 5(c) shall survive any termination of this Agreement and shall be in addition to any other rights or remedies available to the Investors at law or in equity.

(iii) The Company shall indemnify, defend and hold harmless each Investor, its affiliates, and their respective directors, officers, partners, members, managers, employees, agents and representatives, and each underwriter, if any, and each person, if any, who controls any Investor or underwriter within the meaning of the 1933 Act or the 1934 Act, against any and all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and expenses) arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus or any amendment or supplement thereto, or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same arise out of or are based upon information furnished in writing to the Company by such Investor or underwriter expressly for use therein. The Company shall also reimburse such persons for any legal or other expenses reasonably incurred in connection with investigating, defending or settling any such loss, claim, damage, liability or action. In the event that the foregoing indemnification is unavailable or insufficient to hold any such person harmless, then the Company shall contribute to the amount paid or payable by such person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the Investor, underwriter or controlling person, on the other hand, in connection with the statements or omissions that resulted in such loss, claim, damage, liability or expense. The obligations of the Company under this Section 5(c)(iii) shall survive the completion of the offering and any termination of this Agreement.

6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Notes to each Investor at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Investor with prior written notice thereof:

(a) The Investor, severally and not jointly, shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(b) The Investor, severally and not jointly, shall have delivered to the Company the Purchase Price for the Note being purchased by the Investor at the Closing through procedures mutually agreeable to the Company and the Investor.

(c) The representations and warranties of the Investor shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and the Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to the Closing Date.

(d) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

7. CONDITIONS TO EACH INVESTOR'S OBLIGATION TO PURCHASE.

The obligation of each Investor hereunder to purchase a Note at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Investor's sole benefit and may be waived by such Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) The Company shall have duly executed and delivered to such Investor each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to the Investor the Note in such original principal amount as set forth on such Investor's signature page hereto, as being purchased by such Investor at the Closing pursuant to this Agreement.

(b) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(c) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d) The Company shall have delivered to each Investor, in form and substance satisfactory to each Investor (i) a certificate duly executed by the secretary of Company with respect to the Company's (A) Organizational Documents and (B) resolutions of the Company's board of directors authorizing the Company's execution, delivery and performance of the Transaction Documents; and (ii) legal opinions of Company's U.S. and Canadian counsel.

(e) No event shall have occurred nor any circumstance shall exist that has had or could reasonably be expected to have a Material Adverse Effect.

(f) The Company shall have delivered to each Investor, in substantially the form attached hereto as Exhibit B, copies of Voting Agreements executed by the Company and certain insiders of the Company pursuant to which the insiders will agree to vote in favor of the issuance of Conversion Shares without any limitation on the number of Common Shares issuable in the aggregate or to any person pursuant to this Agreement.

(g) The Company shall have delivered to each Investor a copy of the Equity Transfer and Debt Repayment Agreement, substantially in the form attached hereto as Exhibit C, executed by the Company and the other parties thereto.

8. TERMINATION.

This Agreement may be terminated at any time prior to the Closing by mutual written consent of the Company and the Investor. In the event that this Agreement is terminated pursuant to this Section 8, then each of the Parties shall be relieved of its duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to the respective Parties; provided, that nothing in this Section 8 shall relieve the Parties of any liability for fraud or a willful breach of this Agreement.

9. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial.

(i) This Agreement, and any claims or proceedings arising out of this Agreement or the subject matter hereof (whether at law or equity, in contract or in tort or otherwise), shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of law principles thereof (or any other jurisdiction) to the extent that such principles would direct a matter to another jurisdiction.

(ii) Each of the Parties agrees that: (i) it shall bring any proceeding in connection with, arising out of or otherwise relating to this Agreement, any agreement, certificate, instrument or other document delivered pursuant to this Agreement exclusively in the courts of the State of New York; provided that if subject matter jurisdiction over the proceeding is vested exclusively in the United States federal courts, then such proceeding shall be heard in the United States District Court for the Southern District of New York (the "Chosen Courts"); and (ii) solely in connection with such proceedings, (A) it irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (B) it waives any objection to the laying of venue in any proceeding in the Chosen Courts, (C) it waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party, (D) mailing of process or other papers in connection with any such proceeding in the manner provided in Section 9(f) or in such other manner as may be permitted by applicable law shall be valid and sufficient service thereof and (E) it shall not assert as a defense, any matter or claim waived by the foregoing clauses (A) through (D) of this Section 9(a) or that any order, writ, judgment, temporary, preliminary or permanent injunction, decree, ruling, stipulation, determination, or award issued by the Chosen Courts may not be enforced in or by the Chosen Courts.

(iii) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY BE IN CONNECTION WITH, ARISE OUT OF OR OTHERWISE RELATE TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY PROCEEDING DIRECTLY OR INDIRECTLY, IN CONNECTION WITH, ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT. EACH PARTY HEREBY ACKNOWLEDGES AND CERTIFIES (i) THAT NO REPRESENTATIVE OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF ANY ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) IT MAKES THIS WAIVER VOLUNTARILY AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, ACKNOWLEDGMENTS AND CERTIFICATIONS CONTAINED IN THIS SECTION 9(a).

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms "including," "includes," "include" and words of like import shall be construed broadly as if followed by the words "without limitation." The terms "herein," "hereunder," "hereof" and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d) Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

(e) Entire Agreement; Release.

(i) This Agreement (including the exhibits and annexes) and the Transaction Documents constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, negotiations, understandings, and representations and warranties, whether oral or written, with respect to such matters.

(ii) Each Party acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 2 and Section 3, in the Transaction Documents or in any agreement, certificate, instrument or other document delivered pursuant to this Agreement or the Transaction Documents, (i) no Party has made or is making any representations, warranties or inducements, (ii) no Party has relied on or is relying on any representations, warranties, inducements, statements, materials or information (including as to the accuracy or completeness of any statements, materials or information) and (iii) each Party hereby disclaims reliance on any representations, warranties, inducements, statements, materials or information (whether oral or written, express or implied, or otherwise) or on the accuracy or completeness of any statements, materials or information, in each case of clauses (i) through (iii), relating to or in connection with the negotiation, execution or delivery of this Agreement or any Transaction Documents, the agreements, certificates, instruments or other documents delivered pursuant to this Agreement or the Transaction Documents, or the Transactions. Each Party hereby releases, discharges, ceases and waives any and all claims, demands, liabilities, obligations, debts, damages, losses, expenses, costs and proceedings (whether in contract or in tort, in law or in equity, or granted by statute) relating to the making (or alleged making) of any representations, warranties or inducements, the disclosure or making available of any statements, materials or information (or the accuracy or completeness thereof), or the reliance on (or alleged reliance on) any representations, warranties, inducements, statements, materials or information (including the accuracy or completeness of any statements, materials or information), except for such claims, demands, liabilities, obligations, debts, damages, losses, expenses, costs and Proceedings arising from fraud with respect to the representations and warranties expressly set forth in Section 2 and Section 3, in the Transaction Documents or in any agreement, certificate, instrument or other document delivered pursuant to this Agreement or the Transaction Documents.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient's email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The mailing addresses and e-mail addresses for such communications shall be:

If to the Company:

Flora Growth Corp.

3230 W. Commercial Boulevard, Suite 189

Fort Lauderdale, Florida 33309

Attn: Dany Vaiman

Email: dany.vaiman@floragrowth.com

With a copy (for informational purposes only) to:

Dorsey & Whitney LLP.

66 Wellington Street West, Suite 3400

Toronto, ON M5K 1E6

Attention: Richard Raymer

Email: raymer.richard@dorsey.com

If to the Investor, to its mailing address and e-mail address set forth on such Investor's signature page hereto, with copies to the Investor's representatives as set forth on such Investor's signature page hereto, or to such other mailing address and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's e-mail containing the time, date and recipient's e-mail or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the Notes.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the Parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Amendments and Modifications. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Investors which purchased at least majority in interest of the aggregate Conversion Shares issued or issuable pursuant to this Agreement (or, prior to the Closing, the Company and each Investor) or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Investor relative to the comparable rights and obligations of the other Investors shall require the prior written consent of such adversely affected Investor. Any amendment effected in accordance with this Section 9(i) shall be binding upon each Investor and the Company.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

(l) Remedies. Each of the Parties acknowledges and agrees that the rights of each Party to consummate the Transactions are special, unique and of extraordinary character and that if for any reason any of the provisions of this Agreement are not performed or complied with in accordance with their terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each Party agrees that, in addition to any other available remedies a Party may have in equity or at law, each Party shall be entitled to equitable remedies against another Party for its breach or threatened breach of this Agreement, including to enforce specifically the terms and provisions of this Agreement or to obtain an injunction restraining any such breach or threatened breach of the provisions of this Agreement in the Chosen Courts, in each case, (i) without necessity of posting a bond or other form of security and (ii) without proving the inadequacy of money damages or another any remedy at law. In the event that a Party seeks equitable remedies in any Proceeding (including to enforce the provisions of this Agreement or prevent breaches or threatened breaches of this Agreement), no Party shall raise any defense or objection, and each Party hereby waives any and all defenses and objections, to such equitable remedies on grounds that (x) money damages would be adequate or there is another adequate remedy at law or (y) the Party seeking equitable remedies must either post a bond or other form of security and prove the inadequacy of money damages or another any remedy at law.

(m) Expenses. Whether or not the Closing occurs, all costs and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby, including all fees and expenses of its professional advisors, shall be paid by the Party incurring such expense, except that the Company shall pay or reimburse Investors for all reasonable and documented expenses (including reasonable and documented attorneys' fees) incurred in connection with the preparation, negotiation and execution of this Agreement and the other Transaction Documents.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

COMPANY:
Flora Growth Corp.

By:
Name: Dany Vaiman
Title: Chief Financial Officer

[Company Signature Page to Securities Purchase Agreement – Convertible Note]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed by its respective authorized signatory as of the date first indicated above.

Funding Amount: SOL ___________________________

Principal Amount of Note: SOL ___________________________

Name of Investor: ___________________________

Signature of Authorized Signatory of Investor: ___________________________

Name of Authorized Signatory:  ___________________________

Title of Authorized Signatory: ___________________________

Address for Notice to Investor: ___________________________

Email Address of Authorized Signatory: ___________________________

Address for Delivery of Securities to Investor (if not same as address for notice):

EIN Number: ___________________________

Address for a mandatory copy to counsel for the Investor
(which shall not constitute notice):

Email:

Attention:

[Investor Signature Page to Securities Purchase Agreement – Convertible Note]

Exhibit A

Form of Note

[See attached.]

NEITHER THIS SECURITY NOR THE SECURITIES ISSUABLE UPON THE CONVERSION OF THIS SECURITY HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND THIS SECURITY WAS ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND SIMILAR EXEMPTIONS UNDER APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE DISTRIBUTION DATE].

THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO THE TERMS OF THIS NOTE.

Convertible Note

Issuance Date: September __, 2025	Original Principal Amount: SOL 95,333.3333333333

FOR VALUE RECEIVED, Flora Growth Corp, a corporation organized under the laws of the Province of Ontario, Canada (the "Company"), hereby promises to pay to DeFi Development Corp, a Delaware corporation, or its registered assigns ("Holder"), the amount of Solana ("SOL") set forth above as the Original Principal Amount (as increased by any PIK Interest (as defined below) or reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the "Principal") on September __, 2030 (the "Maturity Date"), or such earlier date as this Note is required to be repaid as provided hereunder, whether upon acceleration, redemption, prepayment or otherwise, and to pay interest ("Interest") on any outstanding Principal from the date set forth above as the Issuance Date (the "Issuance Date") until this Note is paid or converted in full, in accordance with the terms hereof. This Convertible Note (this "Note") is issued pursuant to the Securities Purchase Agreement (as amended, restated, supplemented or otherwise modified, the "Securities Purchase Agreement"), dated as of September 19, 2025, by and between the Company and the Holder, as amended from time to time. Certain capitalized terms used and not otherwise defined herein are defined in Section 23.  The Company may not prepay all or any portion of this Note prior to the Maturity Date, except as provided in Section 1(d) below.  Unless otherwise agreed by Holder in its sole and absolute discretion or otherwise converted into Common Shares in accordance with the terms hereof, all payments of Principal, Interest or other amounts payable under this Note shall be made in SOL; provided, however, that Holder may in its sole and absolute discretion require that any payment of Principal, Interest or other amount payable under this Note that is denominated in SOL be made instead in U.S. dollars in an amount equal to the U.S. Dollar Value (as defined below) thereof.

1. INTEREST; MANDATORY PREPAYMENT.

(a) The Company shall pay interest to the Holder on the outstanding Principal of this Note at the rate of eight percent (8.0%) per annum (the "Interest Rate"), payable quarterly in arrears on March 31, June 30, September 30 and December 31, beginning September 30, 2025 (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date) (each such date, an "Interest Payment Date"); provided, however, that with respect to any Interest Payment Date through and including September 30, 2026, the Company may, at its option, elect, by written notice to the Holder prior to such Interest Payment Date, that the accrued Interest for the applicable period shall be payable in kind by capitalizing and adding such accrued Interest to the outstanding Principal Amount of this Note on such Interest Payment Date ("PIK Interest").  Such PIK Interest shall be automatically capitalized on the applicable Interest Payment Date by adding the amount thereof to the outstanding Principal Amount of this Note. For purposes of this Note and the Securities Purchase Agreement, the amounts so capitalized pursuant to this Section 1(a) shall constitute a portion of the Principal Amount outstanding of this Note and shall bear Interest in accordance with this Section 1 and all references herein or in the Securities Purchase Agreement to the Principal or Principal Amount of this Note shall include all Interest accrued and capitalized as a result of any payment of PIK Interest.

(b) Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods and shall accrue daily commencing on the Issuance Date until payment in full of the outstanding Principal, together with all accrued and unpaid Interest, liquidated damages and other amounts which may become due hereunder, has been made. Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the "Note Register").

(c) Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, the "Interest Rate" shall, unless waived by the Holder in writing, mean a rate of thirteen percent (13.0%) per annum.

(d) At any time during the 60-day period following each of the first anniversary or the second anniversary of the Issuance Date, the Holder may, by written notice to the Company (a "Prepayment Notice"), elect that the Company prepay the outstanding Principal, all accrued and unpaid Interest and all other amounts owing under this Note in full.  If the Holder so elects prepayment of this Note, the Company shall pay to the Holder the outstanding Principal, all accrued and unpaid Interest and all other amounts owing under this Note in full by not later than 30 days after the Holder's delivery of the Prepayment Notice to the Company.

2. CONVERSION OF NOTE. At any time from and after Shareholder Approval until this Note is no longer outstanding, this Note shall be convertible into validly issued, fully paid and non-assessable Common Shares, on the terms and conditions set forth in this Section 2.

(a) Optional Conversion. The Holder shall be entitled, at any time from and after  Shareholder Approval until this Note is no longer outstanding, on one or more occasions, to convert all or a portion of the outstanding Principal and accrued and unpaid Interest under this Note into validly issued, fully paid and non-assessable Common Shares in accordance with Section 2(b) at the Conversion Price.

(b) Mechanics of Conversion.

(i) The number of Common Shares issuable upon conversion of any Principal and accrued and unpaid Interest pursuant to Section 2(a) shall be determined by dividing (x) the U.S. Dollar Value of such Principal and/or accrued and unpaid Interest, by (y) the Conversion Price.

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(ii) To convert any Conversion Amount into Common Shares on any date (a "Conversion Date"), the Holder shall deliver (whether via electronic mail or otherwise) to the Company, for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in substantially the form attached hereto as Exhibit A (each, a "Conversion Notice").  No ink-original Conversion Notice shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Conversion Notice be required. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire Principal Amount of this Note, plus all accrued and unpaid Interest thereon, has been so converted in which case the Holder shall surrender this Note as promptly as is reasonably practicable after such conversion without delaying the Company's obligation to deliver the shares on the Share Delivery Date. Conversions hereunder shall have the effect of lowering the outstanding Principal Amount of this Note in an amount equal to the applicable Principal so converted. The Holder and the Company shall maintain records showing the Principal Amount(s) converted and the date of such conversion(s).  The Holder, and any assignee by acceptance of this Note, acknowledges and agrees that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted Principal Amount of this Note may be less than the amount stated on the face hereof.

(iii) As soon as practicable following the applicable Conversion Date, but no later than three (3) Business Days thereafter (the "Share Delivery Date"), the Company shall deliver, or cause to be delivered, to the Holder a certificate or book entry statement representing the number of validly issued, fully paid and non-assessable Conversion Shares being acquired upon conversion of this Note. If all or any portion of this Note is converted at a time when there is an effective registration statement to cover the resale of the Conversion Shares or if such Conversion Shares may be sold under Rule 144 (or if such legend is not otherwise required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the staff of the SEC) then such Conversion Shares shall be issued free of all United States securities law restrictive legends (the "Legend Removal Conditions").  Except in the case of any certificate or book entry statement bearing a restrictive legend, all Conversion Shares required to be delivered by the Company under this Section 2 shall be delivered electronically through the Depository Trust Company or another established clearing corporation performing similar functions. If the Conversion Date is at a time when the Legend Removal Conditions are not then satisfied, then the Conversion Shares shall bear a restrictive legend in substantially the following form, as appropriate:

"THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND THIS SECURITY WAS ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND SIMILAR EXEMPTIONS UNDER APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES."

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(a) If the Conversion Date is before [DATE THAT IS FOUR MONTHS AND A DAY AFTER THE DISTRIBUTION DATE], then the Conversion Shares shall bear a restrictive legend in substantially the following form, as appropriate:

"UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE DISTRIBUTION DATE]."

(iv) If, in the case of any Conversion Notice, the applicable Conversion Shares are not delivered to or as directed by the Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such Conversion Shares, to rescind such conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company.

(v) In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such Conversion Shares by the Share Delivery Date, and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder's brokerage firm otherwise purchases, Common Shares to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a "Buy-In"), then the Company shall (A) pay in cash in U.S. Dollars to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder's total purchase price (including any brokerage commissions) for the Common Shares so purchased exceeds (y) the product of (1) the aggregate number of Common Shares that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of Common Shares that would have been issued if the Company had timely complied with its delivery requirements under Section 2(b)(iii).  The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver Conversion Shares upon conversion of this Note as required pursuant to the terms hereof.

(vi) The Company's obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder.

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(vii) The issuance of Conversion Shares on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all transfer agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

(viii) The Company shall not issue any fraction of a Common Share upon any conversion. If the issuance would result in the issuance of a fraction of a Common Share, the Company shall at its election, either pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the Conversion Price or round such fraction of a Common Share down to the nearest whole share.

(c) Conversion Price. The Conversion Price shall equal $33.34 (the "Conversion Price"). The Conversion Price shall not be adjusted due to subsequent volatility in the Company's market capitalization, except as set forth in Section 5 herein.

3. REGISTER. The Company shall maintain a register (the "Register") for the recordation of the names and addresses of the holder(s) of this Note and the Principal Amount of this Note held by such holder(s) (the "Registered Notes"). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holder(s) of this Note shall treat each Person whose name is recorded in the Register as the owner of the Note for all purposes (including, without limitation, the right to receive payments of Principal and Interest hereunder) notwithstanding notice to the contrary.

4. RANKING. The obligations of the Company under this Note shall rank pari passu with all other unsubordinated Indebtedness of the Company.

5. ADJUSTMENTS FOR STOCK DIVIDENDS AND SPLITS; FUNDAMENTAL TRANSACTIONS.

(a) Dividends and Stock Splits.  If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in Common Shares, (ii) subdivides outstanding Common Shares into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding Common Shares into a smaller number of shares or (iv) issues, in the event of a reclassification of Common Shares, any shares in the capital of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of Common Shares outstanding immediately before such event, and of which the denominator shall be the number of Common Shares outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective time in the case of a subdivision, combination or re classification.

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(b) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 5(a) above, if at any time the Company grants, issues or sells any Common Share Equivalents or rights to purchase shares, warrants, securities or other property pro rata to the record holders of all Common Shares, as a class (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Common Shares acquirable upon complete conversion of all of the outstanding Principal Amount of this Note (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation and assuming for such purpose that the Note was converted at the Conversion Price as of the applicable record date) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder's right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such Common Shares as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(c) Pro Rata Distributions. During such time as this Note is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to all holders of Common Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, shares or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Note, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Common Shares acquirable upon complete conversion of all of the outstanding Principal Amount of this Note (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any Common Shares as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(d) Notice to Holder. If (i) the Company shall declare a dividend (or any other distribution in whatever form other than a stock split) on the Common Shares, (ii) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Shares (excluding any granting or issuance of rights to all of the Company's shareholders pursuant to a shareholder rights plan), (iii) the Company shall authorize the granting to all holders of the Common Shares rights or warrants to subscribe for or purchase any shares of the Company or of any rights, (iv) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Shares, any consolidation or merger, amalgamation or arrangement to which the Company is a party, any sale or transfer of all or substantially all of the assets of its, or any compulsory share exchange whereby the Common Shares are converted into other securities, cash or property, or (v) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Register, at least 10 calendar days prior to the applicable record or effective date hereinafter specified (unless such information is filed with the SEC on its EDGAR system in which case a notice shall not be required), a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, amalgamation, arrangement, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Shares of record shall be entitled to exchange their Common Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, amalgamation, arrangement sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Note constitutes, or contains, material, non-public information regarding the Company, the Company shall file such notice with the SEC as soon as practicable, but in any event within four (4) Business Days, pursuant to a Current Report on Form 8-K and complete any required filings under applicable Canadian securities laws. The Holder shall remain entitled to convert this Note during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein or prohibited under applicable securities laws.

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(e) Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and certifying the calculation of such adjustment.

(f) Fundamental Transaction. If, at any time while this Note is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any Fundamental Transaction, then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the number of Common Shares of the successor or acquiring corporation, if it is the surviving corporation, or of the Company, if it is the surviving corporation, and any additional consideration (the "Alternate Consideration") receivable as a result of such Fundamental Transaction by a holder of the number of Common Shares for which this Note is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 6 on the conversion of this Note). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Common Share in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the "Successor Entity") to assume in writing all of the obligations of the Company under this Note in accordance with the provisions of this Section 5 pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note which is convertible for a corresponding number of shares in the capital of such Successor Entity (or its parent entity) equivalent to the Common Shares acquirable and receivable upon conversion of this Note (without regard to any limitations on the conversion of this Note) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares (but taking into account the relative value of the Common Shares pursuant to such Fundamental Transaction and the value of such shares, such number of shares and such conversion price being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall be added to the term "Company" under this Note (so that from and after the occurrence or consummation of such Fundamental Transaction, each and every provision of this Note and the Securities Purchase Agreement referring to the "Company" shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Successor Entity or Successor Entities, jointly and severally with the Company, may exercise every right and power of the Company and the Successor Entity or Successor Entities shall assume all of the obligations of the Company under this Note with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company herein.

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(g) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  For purposes of this Section 5, the number of Common Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Common Shares (excluding any treasury shares of the Company) issued and outstanding.

6. BENEFICIAL OWNERSHIP. Notwithstanding anything to the contrary contained herein, the Company shall not issue any Common Shares pursuant to the terms of this Note, and the Holder shall not have the right to any Common Shares otherwise issuable pursuant to the terms of this Note and any such issuance shall be null and void and treated as if never made, to the extent that after giving effect to such issuance, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the "Maximum Percentage") of the number of Common Shares outstanding immediately after giving effect to such issuance. For purposes of this Section 6, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act. In the event that the issuance of Common Shares to the Holder upon conversion of this Note would result in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding Common Shares (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder's and the other Attribution Parties' aggregate beneficial ownership would exceed the Maximum Percentage (the "Excess Shares") shall be deemed null and void and shall be cancelled ab initio and any portion of this Note so converted shall be reinstated, and the Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, the Holder may, from time to time, increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99%, as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of convertible notes issued under the Securities Purchase Agreement that is not an Attribution Party of the Holder; provided however, notwithstanding the forgoing, the Holder shall not be entitled to so increase or decrease the Maximum Percentage at any time that the Holder may be deemed to hold this Note with the purpose or effect of changing or influencing the control of the Company, or in connection with or as a participant in any transaction having such purpose or effect. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6 to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 6 or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Note.

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7. RIGHTS UPON EVENT OF DEFAULT.

(a) Event of Default. Each of the following events shall constitute an "Event of Default":

(i) the suspension from trading or the failure of the Common Shares to be trading or listed (as applicable) on a Trading Market, and such suspension or failure continues for a period of five (5) consecutive Trading Days;

(ii) the Company's failure to pay to the Holder any amount when and as due under this Note, if such failure remains uncured for a period of five (5) Business Days;

(iii) the Company's or any material Subsidiary's (A) default on any payment of any amount or amounts of principal or interest of any Indebtedness in excess of $500,000, or (B) default in the observance or performance of any other agreement or condition relating to any Indebtedness in excess of $500,000, or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of Indebtedness in excess of $500,000 to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity;

(iv) default in the Company's obligation to convert this Note in accordance with Section 2 upon exercise of the conversion right with respect thereto;

(v) default in the Company's obligations under Section 4;

(vi) default in any of the Company's obligations or agreements under this Note or the Securities Purchase Agreement (other than as set forth in clauses (i)-(v) of this Section 7(a)) where such default remains uncured for thirty (30) days;

(vii) any representation or warranty made in this Note or the Securities Purchase Agreement shall be untrue or incorrect in any material respect as of the date when made or deemed made, except, in the case of a breach of a representation or warranty that is curable, only if such breach remains uncured for a period of three (3) consecutive Business Days;

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(viii) the Company or any material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law (or any analogous procedure or step is taken in any other jurisdiction) now or hereafter in effect or seeking the appointment of a trustee, receiver, interim receiver, receiver and manager, monitor, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

(ix) an involuntary case or other proceeding shall be commenced against the Company or any material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, interim receiver, receiver and manager, monitor, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of forty-five (45) days; or an order for relief shall be entered against the Company or any Subsidiary under applicable bankruptcy, insolvency or other similar law in respect of (i) bankruptcy, liquidation, winding-up, dissolution or suspension of general operations, (ii) composition, rescheduling, reorganization, arrangement or readjustment of, or other relief from, or stay of proceedings to enforce, some or all of the debts or obligations, or (iii) possession, foreclosure, seizure or retention, sale or other disposition of, or other proceedings to enforce security over, all or any substantial part of the assets of the Company or Subsidiary; or

(x) any final, non-appealable monetary judgment, writ or similar final process shall be entered or filed against the Company, any Subsidiary or any of their respective property or other assets for more than $500,000 (to the extent such judgment, writ or similar final process is not covered by either (a) independent third-party insurance as to which the insurer does not deny coverage or (b) another reasonably creditworthy indemnitor (as reasonably determined by the Holder)), and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days.

(b) Notice of an Event of Default; Remedies.

(i) Upon the occurrence of an Event of Default with respect to this Note, the Company shall within five (5) Business Days deliver written notice thereof via electronic mail and overnight courier (with next day delivery specified) (an "Event of Default Notice") to the Holder.

(ii) Upon the occurrence and continuance of any Event of Default, the Holder, at its option, may (i) by notice to the Company, declare the unpaid Principal Amount of this Note, all Interest accrued and unpaid hereon and all other amounts payable hereunder to be immediately due and payable, whereupon the unpaid Principal Amount of this Note, all such Interest and all such other amounts shall become immediately due and payable, without presentment, demand, protest or further notice of any kind, provided that if an event described in Section 7(a)(viii) or Section 7(a)(ix) above shall occur, the result which would otherwise occur only upon giving of notice by the Holder to the Company as specified above shall occur automatically, without the giving of any such notice; and (ii) whether or not the actions referred to in clause (i) have been taken, proceed to enforce all other rights and remedies available to the Holder under applicable law.

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8. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles (as defined in the Securities Purchase Agreement), Bylaws (as defined in the Securities Purchase Agreement) or through any reorganization, transfer of assets, consolidation, merger, amalgamation, plan of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note. Without limiting the generality of the foregoing or any other provision of this Note, the Company (a) shall not increase the par value of any Common Shares receivable upon conversion of this Note above the Conversion Price then in effect, and (b) shall take all such reasonable actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Common Shares upon the conversion of this Note, including but not limited to obtaining Shareholder Approval.

9. RESERVATION OF AUTHORIZED SHARES. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Shares for the sole purpose of issuance upon conversion of this Note, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder, not less than 100% of such aggregate number of Common Shares as shall (subject to the terms and conditions set forth in the Securities Purchase Agreement) be issuable (taking into account the adjustments of Section 5) upon the conversion of the then outstanding Principal Amount of this Note, plus all accrued and unpaid Interest hereunder, at the Conversion Price then in effect (the "Required Reserve Amount"). The Company covenants that all Common Shares that shall be so issuable shall, upon issue subsequent to Shareholder Approval, be duly authorized, validly issued, fully paid and nonassessable. If, notwithstanding this Section 9, and not in limitation thereof, at any time while this Note remains outstanding, the Company does not have a sufficient number of authorized and unreserved Common Shares to satisfy its obligation to reserve the Required Reserve Amount (an "Authorized Share Failure"), then the Company shall immediately take all action necessary to increase the Company's authorized Common Shares to an amount sufficient to allow the Company to reserve the Required Reserve Amount. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized Common Shares. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its best efforts to solicit its shareholders' approval of such increase in authorized Common Shares and to cause its board of directors to recommend to the shareholders that they approve such proposal.

10. VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law and as expressly provided in this Note.

11. COVENANTS. Until this Note has been fully converted, redeemed or otherwise satisfied in accordance with its terms:

(a) Compliance. The Company shall, and shall cause each Subsidiary to, comply with its obligations under this Note and the Securities Purchase Agreement.

(b) Preservation of Existence, Etc. The Company shall, and cause each material Subsidiary to, maintain and preserve its existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary; provided, that a wholly-owned Subsidiary may merge, amalgamate or consolidate into another or into the Company.

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(c) Taxes. The Company shall, and cause each Subsidiary to, pay when due all material taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against the Company and its Subsidiaries (except where the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect (as defined in the Securities Purchase Agreement) on the Company or any of its Subsidiaries). The Company and its Subsidiaries shall file on or before the due date therefor all personal property tax returns (except where the failure to file would not, individually or in the aggregate, have a material effect on the Company or any of its Subsidiaries). Notwithstanding the foregoing, the Company and its Subsidiaries may contest, in good faith and by appropriate proceedings, taxes for which they maintain adequate reserves therefor in accordance with GAAP.

(d) Maintenance of Properties.  The Company shall, and shall cause each Subsidiary to, (i) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (ii) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a have a Material Adverse Effect (as defined in the Securities Purchase Agreement) on the Company or any of its Subsidiaries.

(e) Compliance with Laws.  The Company shall, and shall cause each Subsidiary to, comply in all material respects with the requirements of all applicable laws and all orders, writs, injunctions and decrees applicable to it or to its business or property.

(f) Insurance.  The Company shall, and shall cause each Subsidiary to, maintain (a) insurance with financially sound and reputable insurance companies in at least the amounts (and with only those deductibles) customarily maintained, and against such risks as are typically insured against, by Persons of comparable size engaged in the same or similar business as the Company and its Subsidiaries; and (b) all worker's compensation, employer's liability insurance or similar insurance as may be required under the laws of any state, province or jurisdiction in which it may be engaged in business.

(g) 1934 Act Reports. The Company will send to Holder copies of all reports that the Company is required to file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the 1934 Act within five (5) calendar days after the date that the Company is required to file or furnish the same (after giving effect to all applicable grace periods under the 1934 Act); provided, however, that the Company need not send to Holder any material that has been confidentially submitted to the SEC or for which the Company has received, or is seeking in good faith and has not been denied, confidential treatment by the SEC, or any correspondence with the SEC. Any report that the Company files with or furnishes to the SEC through the EDGAR system (or any successor thereto) will be deemed to be sent Holder at the time such report is so filed or furnished via the EDGAR system (or such successor), it being understood that Holder shall not be responsible for determining whether such filings have been made or for their timeliness or their content.

(h) Rule 144 Information. If the Company is not subject to Section 13(a) or 15(d) of the 1934 Act at any time when this Note or Common Shares issuable upon conversion of this Note are outstanding and constitute "restricted securities" (as defined in Rule 144 under the 1933 Act), then the Company (or its successor) will promptly provide to Holder and, upon written request, to any beneficial owner or prospective purchaser of this Note or Common Shares, the information required to be delivered pursuant to Rule 144 under the 1933 Act to facilitate the resale of such Notes or shares pursuant to such Rule 144.

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(i) No Sale or Transfer of SOL. The Company shall not sell, transfer, encumber or otherwise dispose of the Contributed SOL (as defined in the Securities Purchase Agreement), or the SOL tokens underlying such Contributed SOL, without the prior written consent of the Holder.

12. AMENDING THE TERMS OF THIS NOTE. The prior written consent of the Holder shall be required for any amendment, modification or waiver of this Note. Any amendment, modification or waiver so approved shall be binding upon all existing and future Holders.

13. REISSUANCE OF THIS NOTE.

(a) Transfer. The Holder has the right, without the consent of or notice to the Company, to sell, transfer, assign, negotiate, or grant participation in all or any part of this Note. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 13(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 13(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 13(d)) representing the outstanding Principal.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 13(d)) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 13(a) or Section 13(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, and (iv) shall have the same rights and conditions, including Shareholder Approval prior to the issuance of any Conversion Shares, as this Note.

14. REMEDIES CUMULATIVE. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder's right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. No failure on the part of the Holder to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Holder of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. In addition, the exercise of any right or remedy of the Holder at law or equity or under this Note or any of the documents shall not be deemed to be an election of Holder's rights or remedies under such documents or at law or equity. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).

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15. CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the initial Holder and shall not be construed against any such Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms "including," "includes," "include" and words of like import shall be construed broadly as if followed by the words "without limitation." The terms "herein," "hereunder," "hereof" and words of like import refer to this entire Note instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Note.

16. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

17. NOTICES. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefor.

18. CANCELLATION. After all Principal, accrued Interest, and other amounts at any time owed on this Note have been paid or otherwise converted in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

19. WAIVER OF NOTICE. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

20. GOVERNING LAW. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. The Company and the Holder agree that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Note (whether brought against the Company, the Holder or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. The Company and the Holder each irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Note), and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. The Company and the Holder each irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If the Company or the Holder shall commence an action or proceeding to enforce any provisions of this Note, the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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21. SEVERABILITY. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

22. EXPENSES. Notwithstanding anything to the contrary herein or in the Securities Purchase Agreement, the Company agrees to pay on demand in U.S. dollars all the losses and reasonable documented out of pocket costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) which the Holder incurs in connection with enforcement or attempted enforcement of this Note, or the protection or preservation of the Holder's rights under this Note, whether by judicial proceedings or otherwise.  Such costs and expenses include, without limitation, those incurred in connection with any workout or refinancing, or any bankruptcy, insolvency, liquidation or similar proceedings.

23. CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a) "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(b) "1934 Act" means the Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(c) "Affiliate" shall have the meaning ascribed to such term in Rule 405 of the 1933 Act.

(d) "Attribution Parties" means, collectively, the following Persons: (i) any direct or indirect Affiliates of the Holder or any of the foregoing, (ii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iii) any other Person whose beneficial ownership of the Common Shares would or could be aggregated with the Holder's and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

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(e) "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f) "Common Share Equivalents" means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time shares of Common Shares, including, without limitation, any debt, preferred shares, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, shares of Common Shares.

(g) "Common Shares" means the Company's common shares, no par value per share.

(h) "Conversion Shares" means the Common Shares issuable pursuant to the terms of this Note, including, without limitation, upon conversion or otherwise.

(i) "Fundamental Transaction" means, at any time while this Note is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger, amalgamation or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Shares, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Shares or any compulsory share exchange pursuant to which the Common Shares is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding Common Shares (not including any Common Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination); provided that, a primary issuance of securities by the Company in one or more financing transactions the primary purpose of which is a bona fide equity financing of the Company shall not constitute a Fundamental Transaction.

(j) "GAAP" means United States generally accepted accounting principles, consistently applied.

(k) "Group" means a "group" as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(l) "Indebtedness" means: (i) all obligations for borrowed money; (ii) all obligations evidenced by bonds, debentures, notes, or other similar instruments; (iii) all obligations or liabilities secured by a lien or encumbrance on any asset of the Company or any Subsidiary, irrespective of whether such obligation or liability is assumed; (iv) all obligations for the deferred purchase price of assets, other than trade debt and other accounts payable incurred in the ordinary course of business; (v) all synthetic leases; and (vi) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any of the foregoing obligations of any other person.

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(m) "Maturity Date" shall have the meaning specified in the preamble of this Note.

(n) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(o) "Principal Amount" means, with respect to a given date, the outstanding Principal of this Note on such date.

(p) "Rule 144" means Rule 144 under the 1933 Act (or any successor rule thereto), as the same may be amended from time to time.

(q) "SEC" means the U.S. Securities and Exchange Commission.

(r) "Shareholder Approval" means approval of the Company's shareholders to issue the Conversion Shares in accordance with Rule 5635(d) of the Listing Rules of the Nasdaq Stock Market.

(s) "Subsidiary" means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock, partnership, membership, or other ownership interest or other equity securities having ordinary voting power (other than stock, partnership, membership, or other ownership interest or other equity securities having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of the Company.

(t) "Trading Day" means a day on which national stock exchanges in the United States are open for trading.

(u) "Trading Market" means any of the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

(v) "U.S. Dollar Value" means, as of any date of determination, with respect to any amount of Principal or Interest denominated in SOL (the "Applicable Amount"), (A) the Applicable Amount, multiplied by (B) $240.

[Signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

FLORA GROWTH CORP

By:
Name: Dany Vaiman
Title: Chief Financial Officer

[Convertible Note of Flora Growth Corp. - Signature Page]

EXHIBIT A

FORM OF CONVERSION NOTICE

Reference is made to the Convertible Note (the "Note") issued to the undersigned by Flora Growth Corp, a corporation organized under the laws of the Province of Ontario, Canada (the "Company"). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into common shares of the Company, no par value per share (the "Common Shares"), as of the date specified below. Capitalized terms not defined herein shall have the meaning as set forth in the Note.

By executing this Conversion Notice, the undersigned re-affirms the representations and warranties set forth in Section 2 of the Securities Purchase Agreement as of the date indicated below.

Date of Conversion:

Aggregate Principal to be converted:	–

Aggregate accrued and unpaid Interest with respect to such portion of the Aggregate Principal and such Aggregate Interest to be converted:

AGGREGATE CONVERSION AMOUNT
TO BE CONVERTED:

Please confirm the following information:

Conversion Price:	$

Number of Common Shares to be issued:		–

Please issue the Common Shares into which the Note is being converted to Holder, or for its benefit, as follows:

Issue to:

Date: _____________ __,

Name of Registered Holder

By:
Name:
Title:

Tax ID:

E-mail Address:

Exhibit B

Form of Voting Agreement

[See attached.]

VOTING AGREEMENT

September 26, 2025

This Voting Agreement, dated as of the date first set forth above (this "Agreement"), is entered into by and between Flora Growth Corp., an Ontario corporation (the "Company"), and each of the shareholders of the Company whose names appear on the signature pages of this Agreement (each, a "Company Shareholder" and, collectively, the "Company Shareholders"). The Company and each Company Shareholder may be referred to herein individually as a "Party" and collectively as the "Parties".

WHEREAS, the Company has entered into Securities Purchase Agreements (as may be amended from time to time in accordance with the terms thereof, the "SPA"), pursuant to which the Company shall issue to the investors party thereto (the "Investors"), on a private placement basis in one or more transactions: common shares of the Company (the "PIPE Shares"); pre-funded warrants (the "PIPE PFWs"), each exercisable to purchase one common share of the Company (the "PIPE PFW Shares"); common warrants ("PIPE Warrants"), each exercisable to purchase one common share of the Company (the "PIPE Warrant Shares"); and/or convertible notes (the "PIPE Notes" and together with the PIPE Shares, the PIPE PFWs, the PIPE PFW Shares, the PIPE Warrants and PIPE Warrant Shares, the "PIPE Securities");

WHEREAS, as of the date hereof, each Company Shareholder beneficially owns the number of common shares of the Company ("Common Shares"), and the number of securities exercisable or convertible for Common Shares, as set forth below such Company Shareholder's name on the signature pages hereof (all such securities beneficially owned as of the date hereof, together with all of such securities acquired after the date hereof and prior to the termination of this Agreement, the "Securities"); and

WHEREAS, in order to induce the Investors to enter into the SPA and to consummate the transactions contemplated thereby, the Company Shareholders are executing and delivering this Agreement to the Company.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, each of the Company Shareholders (severally and not jointly) and the Company hereby agrees as follows:

1. Agreement to Vote.

Each Company Shareholder, by this Agreement, with respect to its Securities, severally and not jointly, hereby agrees to vote (and agrees to execute such documents and certificates evidencing such agreement as the Company may reasonably request in connection therewith), at any meeting of the shareholders of the Company, and in any action by written consent of the shareholders of the Company, all of such Company Shareholder's Securities, in favor of the following (collectively, the "Approval Matters"):

(a) the approval and authorization of the issuance to the Investors of the PIPE Securities for purposes of compliance with Rule 5635(a), (b) and (d) of the Listing Rules of the Nasdaq Stock Market, or any replacement or successor or similar rule or regulation of the Nasdaq Stock Market;

(b) the approval and authorization to change the legal name of the Company to a name approved by the Board of Directors of the Company (the "Board");

(c) the approval and authorization for the Board, in its discretion, to consummate a split of the outstanding Common Shares at a ratio determined by the Board;

(d) the approval and authorization of amendments to the Company's Incentive Compensation Plan, as amended, to increase the number of Common Shares and incentive stock options issuable thereunder as determined by the Board; and

(e) the approval of any proposal to adjourn or postpone the meeting to a later date if there are not sufficient votes present for there to be a quorum or for the approval and adoption of the foregoing Approval Matters on the date on which such meeting is held.

Further, each Company Shareholder, by this Agreement, with respect to its Securities, severally and not jointly, hereby agrees to vote (and agrees to execute such documents and certificates evidencing such agreement as the Company may reasonably request in connection therewith), at any meeting of the shareholders of the Company, and in any action by written consent of the shareholders of the Company, all of such Company Shareholder's Securities against any action, proposal, transaction or agreement which would reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the approval of the Approval Matters or the transactions contemplated by the SPA.

2. Transfer of Securities.

Each Company Shareholder hereby agrees that such Company Shareholder shall not, directly or indirectly Transfer any Securities after the date hereof and prior to the termination of this Agreement. For purposes of this Agreement, "Transfer" shall mean to (a) sell, transfer, pledge, assign or otherwise encumber or dispose of, or enter into any agreement, option or other arrangement or understanding with respect to any of the Securities to any person (other than the Company); (b) deposit any Securities into a voting trust or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney, attorney-in-fact, agent or otherwise, with respect to the Securities (except as contemplated by this Agreement); or (c) take any other action that would in any way make any representation or warranty of such Company Shareholder herein untrue or incorrect in any material respect.

Notwithstanding the foregoing, each Company Shareholder may (i) Transfer Securities to any trust for the direct or indirect benefit of such Company Shareholder or the immediate family of such Company Shareholder; (ii) Transfer Securities by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of such Company Shareholder; (iii) Transfer Securities to the shareholders, affiliates (within the meaning set forth in Rule 405 under the United States Securities Act of 1933, as amended), current or former partners (general or limited), members or managers of such Company Shareholder; (iv) Transfer Securities by operation of law pursuant to a qualified domestic relations order or in connection with a divorce settlement; (v) if such Company Shareholder is a trust, Transfer Securities to any beneficiary of such Company Shareholder or the estate of any such beneficiary; (vi) exercise or convert any Company security (including a net or cashless exercise of such option or warrant) to acquire Common Shares (it being understood and agreed that such Common Shares shall constitute "Securities" for all purposes hereunder); and (vii) Transfer Securities to the Company to cover tax withholding obligations of the Company Shareholder in connection with exercise or conversion of Company securities; provided, that, with respect to clauses (i) through (v) above, the transferee executes and delivers a written joinder to this Agreement, in form and substance satisfactory to the Company, thereby agreeing to be bound by the terms and conditions of this Agreement, including the Transfer restrictions herein, prior to the consummation of any such Transfer (and any such Transfer shall be null and void absent delivery of such joinder).

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3. Representations and Warranties.

Each Company Shareholder, severally and not jointly, represents and warrants for and on behalf of itself to the Company as follows:

(a) The execution, delivery and performance by such Company Shareholder of this Agreement and the consummation by such Company Shareholder of the transactions contemplated hereby do not and will not (i) conflict with or violate any law or other order applicable to such Company Shareholder, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any lien on any Securities (other than pursuant to this Agreement or transfer restrictions under applicable securities laws or the Company's constating documents) or (iv) conflict with or result in a breach of or constitute a default under any provision of the Company Shareholder's constating documents.

(b) Such Company Shareholder has the power, authority and capacity to execute, deliver and perform this Agreement, and that this Agreement has been duly authorized, executed and delivered by such Company Shareholder.

4. Termination.

This Agreement, including the obligations of Company Shareholders hereunder, shall be effective as of the date hereof and shall terminate upon the earliest to occur of: (a) the approval of the Approval Matters; and (b) the mutual agreement of the Parties to terminate this Agreement; provided, however, such termination shall not relieve any Party from liability for any willful breach of this Agreement occurring prior to such termination.

5. Miscellaneous.

(a) Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email, overnight courier or registered mail or certified mail, postage prepaid. Any Party may change its address for notices hereunder upon notice to the other Parties in the manner for giving notices hereunder. Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by email with return receipt requested and received and (iv) three (3) business days after mailing, if sent by registered or certified mail. Notices to any Company Shareholder shall be sent to the address for notices as set forth on the signature pages hereto. Notices to the Company shall be sent to:

Flora Growth Corp.

3230 W. Commercial Boulevard, Suite 180

Fort Lauderdale, Florida 33309

Attn: Dany Vaiman, Chief Financial Officer

Email: dany.vaiman@floragrowth.com

With a copy (which shall not constitute notice) to:

Dorsey & Whitney LLP

66 Wellington St. W, Suite 3400, PO Box 111

Toronto, Ontario M5K 1G8

Attn: Richard Raymer

Email: raymer.richard@dorsey.com

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(b) Attorneys' Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

(c) Amendments; No Waivers.

(i) Other than as specifically set forth herein, this Agreement may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by all of the Parties.

(ii) Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by another Party shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

(iii) Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(d) Expenses. Unless otherwise contemplated or stipulated by this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.

(e) Successors and Assigns; Benefit. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor's due performance of its obligations hereunder, without the prior written consent of the other Parties and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect.

(f) Third-Party Beneficiaries. The Investors are intended to be third-party beneficiaries of this Agreement. Otherwise, this Agreement is strictly between the Parties, and no director, officer, shareholder, employee, agent, independent contractor or any other person shall be deemed to be a third-party beneficiary of this Agreement.

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(g) Governing Law; Etc.  This Agreement, and all matters arising out of or relating to this Agreement, are governed by, and construed in accordance with, the laws of the Province of Ontario, and the federal laws of Canada applicable therein, without giving effect to any choice or conflict of law provision, principle, or rule, whether of the Province of Ontario or any other jurisdiction. Each party acknowledges and agrees that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

(h) Specific Performance. Each Party agrees that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that each Party shall be entitled to seek specific performance of the terms hereof in addition to any other remedy at law or in equity.

(i) Severability. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated herein are fulfilled to the extent possible.

(j) Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter hereof and thereof.

(k) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

COMPANY:

FLORA GROWTH CORP.

By:
Name: Dany Vaiman
Title: Chief Financial Officer

[Signature Page to Flora - Gravity – PIPE – Voting Agreement]

COMPANY SHAREHOLDER:

Company Shareholder:______________________________________

By:______________________________________________________

Name:____________________________________________________

Title:_____________________________________________________

Number of Common Shares beneficially owned:__________________

Other Company securities beneficially owned:

________________________________________________________

________________________________________________________

Address for notices:

________________________________________________________

________________________________________________________

________________________________________________________

Email:

[Signature Page to Flora - Gravity - PIPE - Voting Agreement]

Exhibit C

Equity Transfer and Debt Repayment Agreement

[See attached.]

EQUITY TRANSFER AND DEBT REPAYMENT AGREEMENT

This Equity Transfer and Debt Repayment Agreement (this "Agreement"), dated as of September 20, 2025, is entered into by and among Flora Growth Corp., an Ontario corporation ("Flora"), Flora Growth US Holdings Corp., a Delaware corporation and wholly-owned subsidiary of Flora ("US Holdings"), Phatebo GmbH, a German limited company ("Phatebo," and together with Flora and US Holdings, "Transferor"), Flora Growth US Holdings LLC, a Florida limited liability company ("Lender"), and each of the noteholders of Flora set forth on the signatures pages hereto under the heading "Noteholders" (each, a "Noteholder," and collectively, the "Noteholders").

WHEREAS, Transferor conducts its hemp and cannabis-related business (the "Business") through its direct and indirect wholly-owned subsidiaries, (i) Australian Vaporizers Pty LTD, an Australian limited company ("Vaporizers"); (ii) Vessel Brand Canada Inc., a Canadian corporation ("Vessel Canada"); (iii) Klokken Aarhus Inc., a Canadian corporation ("Klokken"); (iv) Rangers Pharmaceuticals A/S, a Danish stock-based corporation ("Rangers"); (v) TruHC Pharma GmbH, a German limited company ("TruHC"); (vi) Vessel Brand Inc., a Delaware corporation ("Vessel US"); (vii) High Roller Private Label LLC, a Florida limited liability company ("High Roller"); (viii) Just Brands LLC; a Florida limited liability company ("Just"); (ix) Just Brands FL LLC, a Florida limited liability company ("Just FL"); (x) Just Brands International LTD, a United Kingdom limited company ("Just International"); (xi) United Beverage Distribution Inc., a South Dakota corporation ("United"); and (xii) Phatebo Pharma EOOD, a Bulgarian limited company ("Pharma," and together with Vaporizers, Vessel Canada, Klokken, Rangers, TruHC, Vessel US, High Roller, Just, Just FL, Just International and United, the "Transferred Companies");

WHEREAS, on the terms and subject to the conditions herein, Transferor wishes to transfer to Lender, and Lender wishes to accept from Transferor as satisfaction in full of its balance receivable under the Notes (as defined below), 100% of the issued and outstanding equity interests of the Transferred Companies, in addition to Transferor's minority equity interest in Hoshi International Inc. ("Hoshi") (such equity interests, collectively, the "Transferred Interests");

WHEREAS, each Noteholder holds a promissory note issued by Flora to such Noteholder on January 30, 2025, which promissory notes collectively have an outstanding balance of US$2,222,143 as of the date hereof (collectively, the "Notes"); and

WHEREAS, on the terms and subject to the conditions herein, (i) prior to the transfer of the Transferred Interests, the Noteholders will contribute the Notes to Lender in exchange for membership interests in Lender, with such membership interests to be issued to the Noteholders pro rata in accordance with their respective share of the outstanding balance under the Notes, and (ii) the transfer of the Transferred Interests shall be consummated in full satisfaction of, and shall pay in full and forever discharge all obligations with respect to, the outstanding balance under the Notes.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I
TRANSFER OF TRANSFERRED INTERESTS

Section 1.01 Transfer of Transferred Interests. On the terms and subject to the conditions herein, at the Closing (as defined in Section 1.03), Transferor shall transfer to Lender, and Lender shall accept from Transferor, all of Transferor's right, title, and interest in and to the Transferred Interests, free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance ("Encumbrance"), other than encumbrances under the organizational documents of the Transferred Companies or Hoshi or under applicable securities laws ("Permitted Encumbrances").

Section 1.02 Debt Contribution and Debt Repayment in Full.

(a) Debt Contribution. Prior to the Closing, the Noteholders will contribute the Notes to Lender in exchange for membership interests in Lender, with such membership interests to be issued to the Noteholders pro rata in accordance with their respective share of the outstanding balance under the Notes (the "Debt Contribution").

(b) Debt Repayment. At the Closing, the transfer of the Transferred Interests shall be consummated in full satisfaction of, and shall pay in full and forever discharge all obligations with respect to, the outstanding balance under the Notes (the "Debt Repayment"). The aggregate consideration for the Transferred Interests, being the outstanding balance under the Notes at the time of the Debt Repayment, is referred to herein as the "Consideration." Notwithstanding anything herein to the contrary, the Parties hereby agree that, as of the Closing, (i) the fair market value of the Transferred Interests is equal to the outstanding balance under the Notes as of the Closing, and (ii) the fair market value of Transferred Interests of Vessel US, High Roller, Just, Just FL and Just International is zero.

Section 1.03 Closing. The closing of the transfer of the Transferred Interests (the "Closing") shall take place remotely (through the electronic exchange of documents required to be delivered at the Closing), on a date to be specified by the Parties, as promptly as practicable after the satisfaction or waiver of the conditions set forth in ARTICLE IV (disregarding conditions which are to be satisfied by actions taken at the Closing (but subject to the satisfaction of such conditions)). The date on which the Closing actually occurs is referred to herein as the "Closing Date."

Section 1.04 Closing Deliverables.

(a) Transferor's Deliveries. At the Closing, Transferor shall deliver or cause to be delivered to Lender the following:

(i) evidence reasonably satisfactory to Lender that Lender has been recorded as the sole owner of the equity interests of the applicable Transferred Company in the books and records of the Transferred Company (and has been recorded as the holder of Flora's minority equity interest in Hoshi, in the case of Hoshi).

(b) Lender's Deliveries. At the Closing, Lender shall deliver or cause to be delivered to Transferor the following:

(i) evidence reasonably satisfactory to Transferor and its counsel that the Debt Contribution has been consummated on the terms set forth herein; and

(ii) the Notes, to be marked cancelled in accordance with the Debt Repayment.

Section 1.05 Allocation of Consideration. The Consideration shall be allocated among the equity or assets of each Transferred Company and Hoshi for all purposes (including tax and financial accounting) in accordance with an allocation schedule agreed upon by the Parties (the "Allocation Schedule") (it being understood and agreed that zero Consideration shall be allocated to Vessel US, High Roller, Just, Just FL and Just International). The Allocation Schedule shall be prepared in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"). Lender and Transferor shall file all Tax Returns in a manner consistent with the Allocation Schedule. Neither Lender nor Transferor shall take any position (whether in audits, returns or otherwise) that is inconsistent with such allocation unless required to do pursuant to a "determination" within the meaning of Section 1313(a) of the Code.

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ARTICLE II
REPRESENTATIONS AND WARRANTIES OF TRANSFEROR

Transferor represents and warrants to Lender and the Noteholders that the statements contained in this ARTICLE II are true and correct as of the date hereof. For purposes of this ARTICLE II, "Transferor's knowledge," "knowledge of Transferor," and any similar phrases shall mean the actual knowledge of any officer of Transferor.

Section 2.01 Organization and Authority; Enforceability. Flora and US Holdings are corporations duly organized, validly existing, and in good standing under the laws of the Province of Ontario and the State of Delaware, respectively. Phatebo is a company with limited liability duly organized, validly existing, and in good standing under the laws of Germany. Flora, US Holdings and Phatebo each have full corporate or limited company, as applicable, power and authority to enter into this Agreement and the documents to be delivered by them hereunder, to carry out its respective obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by Flora, US Holdings and Phatebo of this Agreement and the documents to be delivered by them hereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate or limited company, as applicable, action on the part of Flora, US Holdings and Phatebo. This Agreement and the documents to be delivered by Flora, US Holdings and Phatebo hereunder have been duly executed and delivered by Flora, US Holdings and Phatebo, respectively, and assuming due authorization, execution, and delivery by the other Parties, this Agreement and the documents to be delivered by Flora, US Holdings and Phatebo hereunder constitute legal, valid, and binding obligations of Flora, US Holdings and Phatebo, respectively, enforceable against them in accordance with their respective terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (the "Enforceability Exceptions").

Section 2.02 No Conflicts; Consents. The execution, delivery and performance by Flora, US Holdings and Phatebo of this Agreement and the documents to be delivered by them hereunder, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Flora, US Holdings or Phatebo; (b) except for the Leases (as defined in Section 5.04), conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under, any material contract or material instrument to which Flora, US Holdings or Phatebo is a party; or (c) result in the creation or imposition of any Encumbrance on the Transferred Interests. Except with respect to the Leases, no consent, approval, waiver or authorization is required to be obtained by Flora, US Holdings or Phatebo from any individual or entity (each, a "Person") in connection with the execution, delivery and performance by Flora, US Holdings and Phatebo of this Agreement and the consummation of the transactions contemplated hereby, other than those that will be obtained at or prior to Closing.

Section 2.03 Legal Proceedings. Except as set forth in Flora's filings with the U.S. Securities and Exchange Commission (the "SEC") (collectively, the "Ongoing Litigation"), there is no claim, action, suit, proceeding or governmental investigation ("Action") pending or, to Transferor's knowledge, threatened against or by Flora, US Holdings or Phatebo (a) relating to or affecting the Transferred Interests or (b) that challenges or seeks to prevent, enjoin, or otherwise delay the transactions contemplated hereby, except any Action(s) that would not, individually or in the aggregate, have a material adverse effect on Flora's, US Holdings' or Phatebo's ability to consummate the transactions contemplated hereby on a timely basis.

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Section 2.04 Ownership of Transferred Interests.

(a) Flora is the direct legal, beneficial, record and equitable owner of all of the equity interests of Vaporizers, Vessel Canada, Klokken, Rangers, TruHC and United, and the direct legal, beneficial, record and equitable owner of a minority equity interest in Hoshi. US Holdings is the direct legal, beneficial, record and equitable owner of all of the equity interests of Vessel US, High Roller and Just. Just is the direct legal, beneficial, record and equitable owner of all of the equity interests of Just FL and Just International. Phatebo is the direct legal, beneficial, record and equitable owner of all of the equity interests of Pharma.

(b) The Transferred Interests constitute 100% of the issued and outstanding equity interests in each of the Transferred Companies and 100% of Flora's minority equity interest in Hoshi. Upon the Closing, Lender shall own all of the Transferred Interests and Flora's minority equity interest in Hoshi, free and clear of all Encumbrances, other than Permitted Encumbrances.

(c) There are no outstanding options, warrants or other rights to acquire equity interests in any of the Transferred Companies.

(d) The Transferred Interests are not certificated.

Section 2.05 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby or any document to be delivered hereunder based upon arrangements made by Transferor or any of its affiliates for which Lender or any Noteholder shall have any liability.

Section 2.06 No Other Representations or Warranties. Except for the representations and warranties contained in this ARTICLE II, none of Transferor, any affiliate of Transferor nor any other Person makes any representations or warranties, and Transferor hereby disclaims any other representations or warranties, whether made by Transferor or an affiliate of Transferor, or any of their respective representatives, with respect to the execution and delivery of this Agreement or any document delivered to Lender pursuant to this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF LENDER AND THE NOTEHOLDERS

Lender and the Noteholders, jointly and severally, represent and warrant to Transferor that the statements contained in this ARTICLE III are true and correct as of the date hereof. For purposes of this ARTICLE III, "Lender's knowledge," "knowledge of Lender," and any similar phrases shall mean the actual knowledge of any officer of Lender or any Noteholder.

Section 3.01 Organization and Authority; Enforceability.

(a) Lender is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Florida. Lender has full limited liability company power and authority to enter into this Agreement and the documents to be delivered by it hereunder, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by Lender of this Agreement and the documents to be delivered by it hereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Lender. This Agreement and the documents to be delivered by Lender hereunder have been duly executed and delivered by Lender, and assuming due authorization, execution, and delivery by the other Parties, this Agreement and the documents to be delivered by Lender hereunder constitute legal, valid, and binding obligations of Lender, enforceable against Lender in accordance with their respective terms, except as may be limited by the Enforceability Exceptions.

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(b) Each Noteholder has full legal power and authority to enter into this Agreement and the documents to be delivered by it hereunder, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. With respect to any Noteholder that is an entity, the execution, delivery, and performance by such Noteholder of this Agreement and the documents to be delivered by it hereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite entity action on the part of such Noteholder. This Agreement and the documents to be delivered by each Noteholder hereunder have been duly executed and delivered by such Noteholder, and assuming due authorization, execution, and delivery by the other Parties, this Agreement and the documents to be delivered by such Noteholder hereunder constitute legal, valid, and binding obligations of such Noteholder, enforceable against such Noteholder in accordance with their respective terms, except as may be limited by the Enforceability Exceptions.

Section 3.02 No Conflicts; Consents. The execution, delivery and performance by Lender and each Noteholder of this Agreement and the documents to be delivered by such Party hereunder, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Lender or such Noteholder; or (b) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under, any material contract or material instrument to which Lender or such Noteholder is a party. No consent, approval, waiver or authorization is required to be obtained by Lender or any Noteholder from any Person in connection with the execution, delivery and performance by Lender or such Noteholder of this Agreement and the consummation of the transactions contemplated hereby, other than those that will be obtained at or prior to Closing.

Section 3.03 Legal Proceedings. There is no Action pending or, to Lender's knowledge, threatened against or by Lender or any Noteholder that challenges or seeks to prevent, enjoin, or otherwise delay the transactions contemplated hereby, except any Actions that would not, individually or in the aggregate, have a material adverse effect on Lender's or such Noteholder's ability to consummate the transactions contemplated hereby on a timely basis.

Section 3.04 Ownership of Notes. Each Noteholder continues to hold the Note that was issued by Flora to such Noteholder on January 30, 2025, free and clear of all Encumbrances.

Section 3.05 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby or any document to be delivered hereunder based upon arrangements made by Lender, any Noteholder or any of their respective affiliates for which Transferor shall have any liability.

Section 3.06 Investment Purpose. Lender is acquiring the Transferred Interests solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Lender acknowledges that the Transferred Interests are not registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and that the Transferred Interests may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

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Section 3.07 Adequate Information; Non-Reliance. Lender and each Noteholder acknowledges and agrees that (a) it has been furnished with all materials it considers relevant to making an investment decision to enter into this Agreement and has had the opportunity to review Flora's filings with the SEC; (b) it, together with its professional advisers, is a sophisticated and experienced investor and is capable of evaluating, to its satisfaction, the accounting, tax, financial, legal, and other risks associated with the ownership and transfer of the Transferred Interests, and it has had the opportunity to consult with its accounting, tax, financial, and legal advisors to be able to evaluate the risks involved in the ownership and transfer of the Transferred Interests; and (c) it is not relying, and has not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by Transferor or any of its affiliates or representatives, except for the representations and warranties made by Transferor in ARTICLE II.

Section 3.08 Non-Public Information. Lender and each Noteholder acknowledges that (a) Transferor now possesses and may hereafter possess certain non-public information concerning Transferor, the Transferred Companies and Hoshi that may or may not be independently known to Lender or such Noteholder ("Non-Public Information"), which may constitute material information with respect to the foregoing, and (b) Transferor is relying on this representation and would not enter into a transaction to sell the Transferred Interests to Lender absent this representation. Lender and each Noteholder agrees that Lender shall accept the Transferred Interests from Transferor on the terms and conditions herein notwithstanding that the Non-Public Information exists, and Transferor has not disclosed any Non-Public Information to Lender or any Noteholder. Lender and each Noteholder acknowledges that it is sophisticated with respect to the ownership, transfer and valuation of securities such as the Transferred Interests, and that Transferor has no obligations to Lender or any Noteholder to disclose such Non-Public Information, nor does Transferor have a fiduciary obligation to Lender or any Noteholder.

ARTICLE IV
CLOSING CONDITIONS

Section 4.01 Conditions to Obligations of Lender and the Noteholders. The obligations of Lender and the Noteholders to consummate the transactions contemplated hereby are subject to the satisfaction at or prior to Closing of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law, by Lender:

(a) No Order. No governmental entity, including any federal or state court of competent jurisdiction, shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, judgment, decree, injunction or other order which (i) is final and non-appealable, (ii) is in effect, and (iii) has the effect of making illegal or otherwise prohibiting the performance by the Parties of their respective obligations under this Agreement in any material respect.

(b) Representations and Warranties. The representations and warranties of Transferor contained in this Agreement shall be true and correct as of the date of this Agreement and at and as of the Closing Date with the same force and effect as if made at and as of the Closing Date (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and correct as of such date or with respect to such period), except where the failure of such representations and warranties to be true and correct (without giving effect to any "materiality" or "material adverse effect" qualifiers set forth therein) would not reasonably be expected to have, either individually or in the aggregate, a material adverse effect on the ability of Transferor to consummate the transactions contemplated hereby.

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(c) Agreements and Covenants. Transferor shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by Transferor at or prior to the Closing.

(d) Closing Deliverables. Transferor shall have delivered or caused to be delivered the deliverables required to be delivered pursuant to Section 1.04(a).

Section 4.02 Conditions to Obligations of Transferor. The obligations of Transferor to consummate the transactions contemplated hereby are subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law, by Transferor:

(a) No Order. No governmental entity, including any federal or state court of competent jurisdiction, shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, judgment, decree, injunction or other order which (i) is final and non-appealable, (ii) is in effect, and (iii) has the effect of making illegal or otherwise prohibiting the performance by the Parties of their respective obligations under this Agreement in any material respect.

(b) Representations and Warranties. The representations and warranties of Lender and the Noteholders contained in this Agreement shall be true and correct as of the date of this Agreement and at and as of the Closing Date with the same force and effect as if made at and as of the Closing Date (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and correct as of such date or with respect to such period), except where the failure of such representations and warranties to be true and correct (without giving effect to any "materiality" or "material adverse effect" qualifiers set forth therein) would not reasonably be expected to have, either individually or in the aggregate, a material adverse effect on the ability of Lender and the Noteholders to consummate the transactions contemplated hereby.

(c) Agreements and Covenants. Lender and the Noteholders shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by Transferor or the Noteholders at or prior to the Closing.

(d) Closing Deliverables. Lender shall have delivered or caused to be delivered the deliverables required to be delivered pursuant to Section 1.04(b).

Section 4.03 Waiver of Closing Conditions. Upon the occurrence of the Closing, any condition set forth in this ARTICLE IV that was not satisfied as of the Closing shall be deemed to have been waived as of and from the Closing.

ARTICLE V
COVENANTS AND OTHER AGREEMENTS

Section 5.01 Conduct of Business Prior to the Closing. From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by Lender (which consent shall not be unreasonably withheld, delayed or conditioned), Transferor shall, and shall cause the Transferred Companies to, conduct their business in the ordinary course, consistent with past practice, and use reasonable best efforts to maintain and preserve intact their current organization, business and franchise.

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Section 5.02 Location of Assets; Liabilities. If after the Closing, (a) Transferor or its affiliates receive or otherwise possess any asset that belong to the Transferred Companies (including any contract), or any liability that should be allocated to the Transferred Companies, or (b) the Transferred Companies receive or otherwise possess any asset that belong to Transferor or any of its affiliates, or any liability that should be allocated to Transferor, Transferor shall (and shall cause its affiliates to) with respect to clause (a), or Lender shall (and shall cause its affiliates to) with respect to clause (b), as promptly as practicable: (i) transfer all right, title, and interest in such asset to the appropriate Person, in each case for no additional consideration, and (ii) hold its right, title, and interest in and to such asset in trust for the applicable transferee until such time as such transfer is completed.

Section 5.03 Ongoing Litigation. The Parties will cooperate fully, as and to the extent reasonably requested by the other Parties, in connection with the Ongoing Litigation.

Section 5.04 Leases. The Parties acknowledge and agree that the Transferred Companies currently lease real property under various lease agreements (collectively, the "Leases"). The Parties further acknowledge and agree that (a) certain of the Leases may require that consents or waivers be granted by the lessor in connection with the transactions contemplated hereby; (b) for purposes of this Agreement, Transferor shall have no obligation to obtain any such consent or waiver; (c) receipt of any such consent or waiver shall not constitute a condition to Closing hereunder, whether directly or indirectly; and (d) the failure to obtain any such consent or waiver shall not constitute a breach of this Agreement by Transferor, whether directly or indirectly. For purposes of this Agreement, any responsibility to obtain any such consent or waiver shall fall solely on Lender.

Section 5.05 Release. Effective upon the Closing, Transferor, on the one hand, and Lender and the Noteholders, on the other hand, in each case on behalf of itself and its heirs, administrators, executors, trustees, beneficiaries, successors and assigns (the "Releasing Parties"), hereby releases, forever discharges, and covenants not to sue, such other Parties and their respective individual, joint or mutual, representatives, directors, officers, attorneys, agents, employees, affiliates, successors and assigns (collectively, "Releasees") from and with respect to any and all claims, dues and demands, proceedings, causes of action, orders, obligations, contracts and agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity (collectively, "Released Claims"), which the Releasing Parties now have, have ever had or may hereafter have against the respective Releasees to the extent arising contemporaneously with or prior to the Closing; provided, however, that the foregoing release shall not apply to any rights or claims (a) of the Parties under this Agreement or any other document to be delivered hereunder, (b) arising under employment or independent contractor contracts or arrangements or (c) which cannot be waived pursuant to applicable law.

ARTICLE VI
TAX MATTERS

Section 6.01 Pre-Closing Tax Returns. Following the Closing, Transferor will, at its own cost, prepare and timely file, or cause to be prepared and timely filed, any income tax return of the Transferred Companies with respect to any taxable period ending on or before the Closing Date ("Pre-Closing Tax Period"), and Lender shall cooperate with the filing of such income tax returns. Such income tax returns will be prepared in a manner consistent with past practice, except to the extent otherwise required under applicable law. Transferor will provide all such income tax returns that are income tax returns to Lender for review at least 15 days prior to the due date for such income tax returns (including any applicable extensions), and Transferor will reasonably and in good faith consider any comments made by Lender before the due date for such income tax returns with respect to such income tax returns that are consistent with the standard set forth in the preceding sentence.

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Section 6.02 Straddle Period Tax Returns. Following the Closing, Lender will, at its own cost, prepare and timely file, or cause to be prepared and timely filed, any tax return of the Transferred Companies with respect to any taxable period beginning before the Closing Date and ending after the Closing Date (the "Straddle Period"). Such tax returns will be prepared in a manner consistent with past practice, except to the extent otherwise required under applicable law. Lender will provide all such tax returns that are income tax returns to Transferor for review at least 15 days prior to the due date for such tax returns (including any applicable extensions), and Lender will reasonably and in good faith consider any comments made by Transferor before the due date for such tax returns with respect to such tax returns that are consistent with the standard set forth in the preceding sentence. In connection with the filing of any such tax return for a Straddle Period, Transferor shall pay, or cause to be paid to Lender, Transferor's pro rata share of all taxes of the Transferred Companies shown on any Straddle Period tax return to the extent allocable to the portion of the Straddle Period up to the Closing Date.

Section 6.03 Cooperation. Lender and Transferor will cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of tax returns and any tax contest with respect to Pre-Closing Tax Periods. Without limiting the generality of the foregoing, the Parties acknowledge that, following Closing, Flora will have certain SEC reporting obligations that will involve and include the preclosing operations and financial statements of Flora and its subsidiaries, and as such, Lender shall reasonably cooperate, and use commercially reasonable efforts to cause its auditors to reasonably cooperate, in connection with the preparation and filing of such obligations.

Section 6.04 Post-Closing Actions. Following the Closing Date, Lender will not amend or cause to be amended any tax return, make or change any tax election, agree to the extension or waiver of the statute of limitations period or take any other action that has the effect of extending the period of assessment or collection, initiate discussions or examinations with any governmental entity, or make any voluntary disclosures, or take any other similar action with respect to taxes or omit to take any action with respect to taxes, in each case with respect to taxes of the Transferred Companies that relates to a Pre-Closing Tax Period, and in each case except as required by applicable law (as mutually agreed by Lender and Transferor, acting reasonably) or otherwise with the consent of Transferor, which consent will not be unreasonably withheld, delayed or conditioned.

Section 6.05 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the documents to be delivered hereunder shall be borne by Lender.

Section 6.06 Refunds. Transferor shall be entitled to any refunds of any (a) Taxes paid by the Transferred Companies for all Pre-Closing Tax Periods, and (b) with respect to any Straddle Period, Taxes paid by the Company attributable to the portion of such Straddle Period that ends on and includes the Closing Date (including, in each case, any interest in respect thereof). Notwithstanding the foregoing, Lender shall not be obligated to take any particular action or refrain from taking any particular action, in either case to obtain or maximize the amount of any such refunds. Lender shall cause the amount of any such refunds to which Transferor is entitled, but which are received by any of the Transferred Companies after the Closing Date, to be paid to Transferor as soon as practicable following such receipt or crediting to Transferor by wire transfer of immediately available funds to an account designated in writing by Transferor.

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ARTICLE VII
INDEMNIFICATION

Section 7.01 Survival. Subject to the limitations and other provisions of this Agreement, each of the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the expiration of the applicable statute of limitations; provided, however, that the representations and warranties contained in Section 2.02 (No Conflicts; Consents) and Section 2.03 (Legal Proceedings) (collectively, the "Transferor Limited Representations") shall survive for twelve months after the Closing. All covenants and agreements of the Parties contained herein shall survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the applicable survival period and such claims shall survive until finally resolved.

Section 7.02 Indemnification.

(a) Indemnification by Transferor. Subject to the other terms and conditions of this ARTICLE VII, Transferor shall (i.e., Flora, US Holdings and Phatebo shall, jointly and severally) indemnify in full and defend each of Lender and its affiliates (including after the Closing, the Transferred Companies) and their respective officers, directors, employees, agents, successors and assigns against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses (as defined below), including direct claims and third-party claims, arising out of or relating to:

(i) any breach of, or inaccuracy in, any of the representations or warranties of Transferor contained in this Agreement; or

(ii) any breach or non-fulfillment of any obligation, covenant or agreement of Transferor contained in this Agreement or any document to be delivered by Transferor hereunder.

(b) Indemnification by Lender and the Noteholders. Subject to the other terms and conditions of this ARTICLE VII, Lender and the Noteholders shall, jointly and severally, indemnify in full and defend Transferor and its affiliates and their respective officers, directors, employees, agents, successors and assigns against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses, including direct claims and third-party claims, arising out of or relating to:

(i) any breach of, or inaccuracy in, any of the representations or warranties of Lender or any Noteholder contained in this Agreement;

(ii) any breach or non-fulfillment of any obligation, covenant or agreement of Lender or any Noteholder contained in this Agreement or any document to be delivered by Lender or such Noteholder hereunder;

(iii) Lender's operation of the Transferred Companies or Hoshi after the Closing;

(iv) any liabilities of the Transferred Companies or Hoshi (to the extent not expressly retained or indemnified for by Transferor under this Agreement);

(v) any Action involving a Transferred Company or Hoshi; or

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(vi) Flora's guarantee of the Lease of real property located in Winston Salem, North Carolina, including any action by the lessor in respect of such guarantee after the Closing.

As used herein, "Losses" means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys' and accounting fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing insurance recovery; provided, however, that "Losses" shall not include consequential damages which are not reasonably foreseeable or, except to the extent actually awarded to a third party, punitive damages.

Section 7.03 Limitations.

(a) Transferor shall not be liable under Section 7.02(a)(i) with respect to any breach of, or inaccuracy in, any Transferor Limited Representation until the aggregate amount of all such Losses exceeds an amount equal to 2.0% of the Consideration, in which event Transferor shall be liable for all such Losses from the first dollar; provided, however, that the aggregate amount of all Losses for which Transferor shall be liable under Section 7.02(a)(i) with respect to any breach of, or inaccuracy in, any Transferor Limited Representation shall not exceed an amount equal to 10.0% of the Consideration.

(b) If any Loss sustained by an indemnified Party is covered by an insurance policy, or an indemnification, contribution or similar obligation of another Person (a "Primary Obligor"), the indemnified Party shall use commercially reasonable efforts to recover the Loss from the Primary Obligor; provided, however, that (i) such efforts of the indemnified Party shall not require litigation or other extraordinary activities, (ii) the indemnified Party may attempt to recover from the indemnifying Party under this Agreement before or simultaneously with such efforts and (iii) no indemnification or recovery under this Agreement shall be delayed or withheld due to the failure of any Primary Obligor to have paid the indemnified Party for such Loss. The amount of any Losses for which an indemnifying Party is responsible under this ARTICLE VII shall be reduced by the amounts actually recovered by an indemnified Party from a Primary Obligor, net of premium increases, deductibles and other costs reasonably incurred by the indemnified Party in connection with such recovery, including investigation of the underlying claim and of collection (such amount, a "Net Recovery"). If an indemnified Party recovers from a Primary Obligor after being indemnified by an indemnifying Party, the indemnified Party shall refund the Net Recovery to the indemnifying Party to the extent of such prior indemnification. Notwithstanding the foregoing, Transferor shall not be entitled to be indemnified by or otherwise recover any amount from any Transferred Company or Hoshi if such amount would constitute Losses for which Transferor is otherwise liable for indemnification under this ARTICLE VII.

Section 7.04 Exclusive Remedy. The Parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this ARTICLE VII. In furtherance of the foregoing, each Party hereby waives, to the fullest extent permitted by applicable law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other Parties, except pursuant to the indemnification provisions set forth in this ARTICLE VII.

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Section 7.05 Adjustments to Consideration. Any and all indemnification payments made under this Agreement shall be treated by the Parties as an adjustment to the Consideration for tax purposes, unless otherwise required by applicable law.

ARTICLE VIII
TERMINATION

Section 8.01 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of Lender and Transferor;

(b) by Transferor or Lender if such Party is not in material breach of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Transferor (in the event of a termination by Lender) or by Lender or any Noteholder (in the event of a termination by Transferor); or

(c) by either Transferor or Lender if any of the conditions to Closing shall not have been, or if it becomes inevitable that any of such conditions cannot not be, fulfilled by December 31, 2025.

Section 8.02 Effect of Termination. If this Agreement is validly terminated, this Agreement shall become void and there shall be no liability on the part of any Party, except that no Party shall be relieved from liability for any willful breach of this Agreement.

ARTICLE IX
MISCELLANEOUS

Section 9.01 AS IS, WHERE IS TRANSACTION. EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE II, IT IS UNDERSTOOD AND AGREED THAT TRANSFEROR IS NOT MAKING, NOR HAS, AT ANY TIME, MADE, ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY PORTION OF THE TRANSFERRED INTERESTS, OR THE BUSINESS OR PROPERTY OF THE TRANSFERRED COMPANIES OR HOSHI. LENDER AND EACH NOTEHOLDER ACKNOWLEDGES AND AGREES THAT UPON THE CLOSING, TRANSFEROR SHALL TRANSFER TO LENDER, AND LENDER SHALL ACCEPT, THE TRANSFERRED INTERESTS "AS IS, WHERE IS, WITH ALL FAULT," EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN ARTICLE II.

Section 9.02 Expenses. All costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 9.03 Further Assurances. Following the Closing, each of the Parties shall, and shall cause their respective affiliates to, execute and deliver such additional documents, instruments, conveyances, and assurances, and take such further actions, as may be reasonably required to carry out the provisions hereof and to give effect to the transactions contemplated hereby. Without limiting the generality of the foregoing, Lender and Transferor will work collaboratively to update the ownership registries with respect to the Transferred Companies and Hoshi to reflect the transfer of the Transferred Interests, to the extent such updates are required in the applicable jurisdictions (it being understood and agreed that the updating of such ownership registries is not a condition to Closing hereunder).

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Section 9.04 Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9.04):

If to Transferor:

c/o Flora Growth Corp.

3230 W. Commercial Boulevard, Suite 180

Fort Lauderdale, Florida 33309

Attention: Dany Vaiman, Chief Financial Officer

Email: dany.vaiman@floragrowth.com

With a copy (which shall not constitute notice) to:

Dorsey & Whitney LLP

66 Wellington St. W, Suite 3400, PO Box 111

Toronto, Ontario M5K 1G8

Attention: Richard Raymer

Email: raymer.richard@dorsey.com

If to Lender or any Noteholder:

Flora Growth US Holdings LLC

 3230 W. Commercial Boulevard, Suite 180

 Fort Lauderdale, Florida 33309

 Attention: Clifford Starke, Chief Executive Officer

Email: starke.clifford@gmail.com

As set forth on Flora's books and records.

Section 9.05 Interpretation. For purposes of this Agreement, (a) the words "include," "includes" and "including" shall be deemed to be followed by the words "without limitation"; (b) the word "or" is not exclusive; and (c) the words "herein," "hereof," "hereby," "hereto" and "hereunder" refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (i) to Articles, Sections, Schedules and Exhibits mean the Articles and Sections of, and Schedules and Exhibits attached to, this Agreement; (ii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (iii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. The headings contained in this Agreement are inserted for convenience only and shall not be considered in interpreting or construing any of the provisions contained in this Agreement.

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Section 9.06 Severability. If any term or provision of this Agreement is found invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify the Agreement so as to give effect to the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 9.07 Entire Agreement. This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

Section 9.08 Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by Lender and Transferor.

Section 9.09 Waiver. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by such Party. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 9.10 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign its rights or obligations hereunder without the prior written consent of the other Parties. Unless consented to in writing by the other Parties, no such assignment shall relieve the assigning Party of any of its obligations hereunder.

Section 9.11 No Third-Party Beneficiaries. Except as provided in ARTICLE VII, this Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 9.12 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the Province of Ontario without giving effect to any choice or conflict of law provision or rule (whether of the Province of Ontario or any other jurisdiction).

Section 9.13 Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the Province of Ontario, and each Party irrevocably submits to the exclusive jurisdiction of the courts in such jurisdiction in any such suit, action or proceeding.

Section 9.14 Waiver of Jury Trial. Each Party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such Party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

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Section 9.15 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees that it shall not oppose the granting of such specific performance or relief and hereby irrevocably waives any requirements for the security or posting of any bond in connection with such relief.

Section 9.16 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

TRANSFEROR:

Flora Growth Corp.

By:

Name: Dany Vaiman

Title: Chief Financial Officer

Flora Growth US Holdings Corp.

By:

Name: Dany Vaiman

Title: Chief Financial Officer

Phatebo GmbH

By:

Name: Martin Lisker

Title: Managing Director

LENDER:

Flora Growth US Holdings LLC

By:

Name: Clifford Starke

Title: Chief Executive Officer

[Equity Transfer and Debt Repayment Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

NOTEHOLDERS:

2200049 Alberta Inc.

By:

Name: Gregory Bealer

Title: Chief Executive Officer

Mercury II Acquisitions Corp.

By:

Name: Clifford Starke

Title: Chief Executive Officer

Brett Sandman

Chris Tilson

Clifford Starke

Sammy Dorf

Stephen Iacona

[Equity Transfer and Debt Repayment Agreement]